Exhibit 1


                      NOMURA ASSET ACCEPTANCE CORPORATION,

                                    Depositor

                         NOMURA CREDIT & CAPITAL, INC.,

                                     Seller


                        OPTION ONE MORTGAGE CORPORATION,

                                    Servicer

                                       and

                              JPMORGAN CHASE BANK,

                              Trustee and Custodian

                              --------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2003

                    ----------------------------------------

                       NOMURA ASSET ACCEPTANCE CORPORATION

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-A1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      DEFINED TERMS..............................................-4-
Section 1.02      ALLOCATION OF CERTAIN INTEREST SHORTFALLS.................-43-


                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

Section 2.01      CONVEYANCE OF TRUST FUND..................................-45-
Section 2.02      ACCEPTANCE OF THE MORTGAGE LOANS..........................-46-
Section 2.03      REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTION ONE
                  AND THE SELLER............................................-49-
Section 2.04      REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR...........-53-
Section 2.05      DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH
                  SUBSTITUTIONS AND REPURCHASES.............................-54-
Section 2.06      COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.............-55-


                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01      OPTION ONE................................................-56-
Section 3.02      DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS................-57-
Section 3.03      SUBSERVICERS..............................................-58-
Section 3.04      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SERVICER
                  TO BE HELD FOR TRUSTEE....................................-59-
Section 3.05      MAINTENANCE OF HAZARD INSURANCE...........................-59-
Section 3.06      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS..........-61-
Section 3.07      MAINTENANCE OF INSURANCE POLICIES.........................-61-
Section 3.08      RESERVED..................................................-62-
Section 3.09      REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION
                  OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES;
                  REPURCHASES OF CERTAIN MORTGAGE LOANS.....................-62-
Section 3.10      SERVICING COMPENSATION....................................-64-

Section 3.11      REO PROPERTY..............................................-64-
Section 3.12      LIQUIDATION REPORTS.......................................-65-
Section 3.13      ANNUAL CERTIFICATE AS TO COMPLIANCE.......................-65-
Section 3.14      ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
                  SERVICING REPORT..........................................-66-
Section 3.15      BOOKS AND RECORDS.........................................-66-
Section 3.16      TRUSTEE...................................................-67-
Section 3.17      REMIC-RELATED COVENANTS...................................-67-
Section 3.18      ENFORCING OBLIGATIONS OF THE SERVICERS....................-68-
Section 3.19      RELEASE OF MORTGAGE FILES.................................-68-
Section 3.20      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF A SERVICER
                  TO BE HELD FOR TRUSTEE....................................-69-
Section 3.21      POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS....-69-
Section 3.22      ANNUAL CERTIFICATE AS TO COMPLIANCE.......................-69-
Section 3.23      UCC.......................................................-71-
Section 3.24      OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.............-71-


                                   ARTICLE IV

                                    ACCOUNTS

Section 4.01      COLLECTION OF MORTGAGE LOAN PAYMENTS; CUSTODIAL ACCOUNT...-72-
Section 4.02      PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT..........-74-
Section 4.03      REPORTS TO TRUSTEE........................................-75-
Section 4.04      COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS;
                  ESCROW ACCOUNTS...........................................-76-
Section 4.05      WMBFA CUSTODIAL ACCOUNT...................................-77-
Section 4.06      DISTRIBUTION ACCOUNT......................................-78-
Section 4.07      PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION
                  ACCOUNT...................................................-78-
Section 4.08      DUTIES OF THE CREDIT RISK MANAGER; TERMINATION............-80-
Section 4.09      LIMITATION UPON LIABILITY OF THE CREDIT RISK MANAGER......-81-


                                    ARTICLE V

                           ADVANCES AND DISTRIBUTIONS

Section 5.01      ADVANCES; ADVANCE FACILITY................................-83-
Section 5.02      COMPENSATING INTEREST PAYMENTS............................-85-
Section 5.03      REMIC DISTRIBUTIONS.......................................-85-

Section 5.04      DISTRIBUTIONS.............................................-85-
Section 5.05      ALLOCATION OF REALIZED LOSSES.............................-91-
Section 5.06      MONTHLY STATEMENTS TO CERTIFICATEHOLDERS..................-93-
Section 5.07      REMIC  DESIGNATIONS AND REMIC I ALLOCATIONS...............-96-


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01      THE CERTIFICATES..........................................-99-
Section 6.02      CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND
                  EXCHANGE OF CERTIFICATES.................................-100-
Section 6.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES........-103-
Section 6.04      PERSONS DEEMED OWNERS....................................-104-
Section 6.05      ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                  ADDRESSES................................................-104-
Section 6.06      BOOK-ENTRY CERTIFICATES..................................-104-
Section 6.07      NOTICES TO DEPOSITORY....................................-105-
Section 6.08      DEFINITIVE CERTIFICATES..................................-105-
Section 6.09      MAINTENANCE OF OFFICE OR AGENCY..........................-106-


                                   ARTICLE VII

                          THE DEPOSITOR AND OPTION ONE

Section 7.01      LIABILITIES OF THE DEPOSITOR AND OPTION ONE..............-107-
Section 7.02      MERGER OR CONSOLIDATION OF THE DEPOSITOR OR OPTION ONE...-107-
Section 7.03      INDEMNIFICATION DEPOSITOR................................-107-
Section 7.04      LIMITATIONS ON LIABILITY OF THE DEPOSITOR, OPTION ONE
                  AND OTHERS...............................................-108-
Section 7.05      SERVICER NOT TO RESIGN...................................-109-
Section 7.06      TERMINATION OF OPTION ONE WITHOUT CAUSE..................-109-


                                  ARTICLE VIII

                        DEFAULT; TERMINATION OF SERVICER

Section 8.01      SERVICER DEFAULT.........................................-111-
Section 8.02      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.................-112-
Section 8.03      NOTIFICATION TO CERTIFICATEHOLDERS.......................-114-

                                   ARTICLE IX

                    CONCERNING THE TRUSTEE AND THE CUSTODIAN

Section 9.01      DUTIES OF TRUSTEE........................................-115-
Section 9.02      CERTAIN MATTERS AFFECTING THE TRUSTEE....................-116-
Section 9.03      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS....-118-
Section 9.04      TRUSTEE MAY OWN CERTIFICATES.............................-119-
Section 9.05      TRUSTEE'S FEES AND EXPENSES..............................-119-
Section 9.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE.....................-119-
Section 9.07      INSURANCE................................................-120-
Section 9.08      RESIGNATION AND REMOVAL OF TRUSTEE.......................-120-
Section 9.09      SUCCESSOR TRUSTEE........................................-121-
Section 9.10      MERGER OR CONSOLIDATION OF TRUSTEE.......................-121-
Section 9.11      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE............-121-
Section 9.12      TAX MATTERS..............................................-123-
Section 9.13      CUSTODIAN'S FEES AND EXPENSES............................-125-
Section 9.14      INDEMNIFICATION OF CUSTODIAN.............................-125-
Section 9.15      RELIANCE OF CUSTODIAN....................................-125-


                                    ARTICLE X

                                   TERMINATION

Section 10.01     TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL
                  MORTGAGE LOANS...........................................-128-
Section 10.02     FINAL DISTRIBUTION ON THE CERTIFICATES...................-128-
Section 10.03     ADDITIONAL TERMINATION REQUIREMENTS......................-129-


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01     AMENDMENT................................................-131-
Section 11.02     RECORDATION OF AGREEMENT; COUNTERPARTS...................-132-
Section 11.03     GOVERNING LAW............................................-132-
Section 11.04     INTENTION OF PARTIES.....................................-132-
Section 11.05     NOTICES..................................................-133-
Section 11.06     SEVERABILITY OF PROVISIONS...............................-134-
Section 11.07     ASSIGNMENT...............................................-134-
Section 11.08     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...............-134-

Section 11.09     CERTIFICATES NONASSESSABLE AND FULLY PAID................-135-
Section 11.10     EXECUTION BY TRUSTEE.....................................-135-

EXHIBITS

Exhibit A-1       Form of Class A[1][2][3][4][5][6][7] Certificates
Exhibit A-2       Form of Class APO Certificates
Exhibit A-3       Form of Class AIO Certificates
Exhibit A-4       Form of Class M Certificates
Exhibit A-5       Form of Class B[1][2][3][4][5] Certificates
Exhibit A-6       Form of Class P Certificates
Exhibit A-7       Form of Class R Certificates
Exhibit B-1       Mortgage Loan Schedule
Exhibit B-2       Option One Mortgage Loans Subject to U.S. Bank Custodial
                  Agreement
Exhibit C-1       Form of Initial Certification of Trustee
Exhibit C-2       Form of Interim Certification of Trustee
Exhibit C-3       Form of Final Certification of Trustee
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Form of Custodial Agreement

         POOLING AND SERVICING AGREEMENT, dated as of April 1, 2003, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the "Depositor"), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the "Seller"), OPTION ONE MORTGAGE CORPORATION, a California corporation, as a servicer and JPMORGAN CHASE BANK, a New York banking corporation, not in its individual capacity, but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

                                           Uncertificated
                 Initial Uncertificated     REMIC I Pass-        Assumed Final
 Designation        Principal Balance       Through Rate        Maturity Date(1)
 -----------     ----------------------    --------------       ----------------
   LT-1SUB               $184.37                5.50%            May 25, 2033
   LT-1IO                N/A(2)              Variable(3)         May 25, 2033
   LT-1PO              $102,984.73             0.00%(4)          May 25, 2033
   LT-1ZZZ           $25,336,525.24             5.50%            May 25, 2033
   LT-2SUB               $346.29                6.00%            May 25, 2033
   LT-2IO                N/A(5)              Variable(3)         May 25, 2033
   LT-2PO              $76,086.97              0.00%(4)          May 25, 2033
   LT-2ZZZ           $47,682,585.21             6.00%            May 25, 2033
   LT-3SUB               $237.89                6.50%            May 25, 2033
   LT-3IO                N/A(6)              Variable(3)         May 25, 2033
   LT-3PO              $67,662.03              0.00%(4)          May 25, 2033
   LT-3ZZZ           $32,743,690.29             6.50%            May 25, 2033
   LT-4SUB               $418.29                7.00%            May 25, 2033
   LT-4IO                N/A(7)              Variable(3)         May 25, 2033
   LT-4PO              $696,139.62             0.00%(4)          May 25, 2033

   LT-4ZZZ           $56,993,504.94             7.00%            May 25, 2033
   LT-5SUB               175.32                 7.00%            May 25, 2033
   LT-5IO                N/A(8)              Variable(3)         May 25, 2033
   LT-5PO              $274,427.71             0.00%(4)          May 25, 2033
   LT-5ZZZ           $23,905,056.82             7.00%            May 25, 2033
   LT-6SUB               $77.67                 7.00%            May 25, 2033
   LT-6IO                N/A(9)              Variable(3)         May 25, 2033
   LT-6PO              $562,891.91             0.00%(4)          May 25, 2033
   LT-6ZZZ           $10,151,653.28             7.00%            May 25, 2033
   LT-7SUB               $86.24                 5.00%            May 25, 2033
   LT-7IO                N/A(10)             Variable(3)         May 25, 2033
   LT-7ZZZ           $11,897,273.80             5.00%            May 25, 2033

----------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC I.
(2) REMIC I Regular Interest LT-1IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group I Mortgage Loans.
(3) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.
(4) REMIC I Regular Interest LT-1PO, REMIC I Regular Interest LT-2PO, REMIC I Regular Interest LT-3PO, REMIC I Regular Interest LT-4PO, REMIC I Regular Interest LT-5PO and REMIC I Regular Interest LT-6PO are principal only certificates and will not be entitled to distributions of interest.
(5) REMIC I Regular Interest LT-2IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group II Mortgage Loans.
(6) REMIC I Regular Interest LT-3IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group III Mortgage Loans.
(7) REMIC I Regular Interest LT-4IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group IV Mortgage Loans.
(8) REMIC I Regular Interest LT-5IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group V Mortgage Loans.
(9) REMIC I Regular Interest LT-6IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group VI Mortgage Loans.
(10) REMIC I Regular Interest LT-7IO will not have an Uncertificated Principal Balance and is not entitled to distributions of principal. Interest will accrue on an Uncertificated Notional Balance equal to the Stated Principal Balance of the Group VII Mortgage Loans.


                                    REMIC II

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-2 Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC II created hereunder:

                     Initial Certificate                                    Assumed Final
Class Designation     Principal Balance        Pass-Through Rate           Maturity Date(1)
-----------------    -------------------   ---------------------------     ----------------
     Class A1          $23,493,000.00      Class A1 Pass-Through Rate       May 25, 2033
     Class A2          $44,220,000.00      Class A2 Pass-Through Rate       May 25, 2033
     Class A3          $30,365,000.00      Class A3 Pass-Through Rate       May 25, 2033
     Class A4          $52,811,000.00      Class A4 Pass-Through Rate       May 25, 2033
     Class A5          $22,152,000.00      Class A5 Pass-Through Rate       May 25, 2033
     Class A6          $9,375,000.00       Class A6 Pass-Through Rate       May 25, 2033
     Class A7          $11,035,000.00      Class A7 Pass-Through Rate       May 25, 2033
     Class AIO             N/A(2)          Class AIO Pass-Through Rate      May 25, 2033
     Class APO         $1,780,192.97                       N/A(3)           May 25, 2033
      Class M          $6,525,000.00       Class M Pass Through Rate        May 25, 2033
     Class B1          $3,157,000.00       Class B1 Pass-Through Rate       May 25, 2033
     Class B2          $1,789,000.00       Class B2 Pass Through Rate       May 25, 2033
     Class B3          $1,684,000.00       Class B3 Pass-Through Rate       May 25, 2033
     Class B4           $948,000.00        Class B4 Pass-Through Rate       May 25, 2033
     Class B5          $1,157,815.65       Class B5 Pass-Through Rate       May 25, 2033

----------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC II.
(2) The Class AIO Certificates will accrue interest at the Class AIO Pass-Through Rate on the Certificate Notional Balance of the Class AIO Certificates calculated in accordance with the definition of "Notional Balance" herein. The Class AIO Certificates will not be entitled to distributions in respect of principal.
(3) The Class APO Certificates are principal only certificates and are not entitled to distributions in respect of interest.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Seller and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01      DEFINED TERMS.

         In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCOUNT: Either the Distribution Account or any Custodial Account.

         ACCRUED CERTIFICATE INTEREST: With respect to the Certificates (other than the Class APO Certificates) for any Distribution Date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Notional Balance) of such Certificate immediately prior to such Distribution Date less such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the related Mortgage Loans allocated to such Certificate pursuant to Section 1.02. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

         ADJUSTMENT AMOUNT: With respect to each anniversary of the Cut-Off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the Stated Principal Balance of the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the Stated Principal Balance of the Mortgage Loan which has the largest Stated Principal Balance on the Distribution Date immediately preceding such anniversary.

         ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the related Servicer pursuant to Section 5.01 hereof or in accordance with the Servicing Agreement, as applicable, or by the Trustee in its capacity as Successor Servicer pursuant to
Section 5.01 hereof.

         AGGREGATE  SUBORDINATE  PERCENTAGE:  With  respect to any  Distribution
Date, the sum of the Certificate Principal Balances of the Subordinated Certificates divided by the aggregate of the Stated Principal Balances of the Mortgage Loans (net of the applicable PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan).

         AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         ALLOCABLE SHARE: With respect to each Class of Subordinated Certificates and any Distribution Date, an amount equal to such Class's pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided that no class of Subordinated Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in the related Servicer's Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

         APPORTIONED SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to a Class of Subordinated Certificates and any Distribution Date, the product of
(i) the aggregate Subordinate Principal Distribution Amount for the Subordinated Certificates net of amounts applied therefrom to pay any Class APO Certificate Deferred Amounts and (ii) the applicable Apportionment Fraction.

         APPORTIONMENT FRACTION: With respect to each Class of Subordinated Certificates, and in the event that the Senior Certificates related to a Loan Group or Loan Groups have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for each Loan Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the Subordinate Optimal Principal Amount with respect to all of the Loan Groups in the aggregate.

         APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

         ASSIGNMENT AGREEMENT: Shall mean the Assignment, Assumption and Recognition Agreement, dated April 29, 2003, by and among the Seller, WMBFA and the Depositor evidencing the assignment of the Servicing Agreement and the related Mortgage Loans to the Depositor.

         BANKRUPTCY CODE: Title 11 of the United States Code.

         BANKRUPTCY LOSS COVERAGE AMOUNT: With respect to any Distribution Date, an amount equal to $119,827 (approximately 0.0569% of the aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-Off Date), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be further reduced by the Trustee (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Trustee shall obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

         BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Offered Certificates constitutes a Class of Book-Entry Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the Commonwealth of Pennsylvania, the States of California, Florida and Delaware or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-7.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than any Class AIO Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Realized Losses, Subordinate Certificate Writedown Amounts and any Class APO Certificate Deferred Payment Writedown Amounts allocated to such Certificate on previous Distribution Dates. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class; provided, however that the Certificate Principal Balance of a Certificate will be adjusted, in reverse order of priority, on each Distribution Date by the amount of any Subsequent Recoveries received during the related Due Period as provided in Section 5.05(i).

         CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02 hereof.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

         CLASS A1 CERTIFICATE: Any Certificate designated as a "Class A1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A1 PASS-THROUGH RATE: On any Distribution Date, 5.50% per annum.

         CLASS A2 CERTIFICATE: Any Certificate designated as a "Class A2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A2 PASS-THROUGH RATE: On any Distribution Date, 6.00% per annum.

         CLASS A3 CERTIFICATE: Any Certificate designated as a "Class A3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A3 PASS-THROUGH RATE: On any Distribution Date, 6.50% per annum.

         CLASS A4 CERTIFICATE: Any Certificate designated as a "Class A4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A4 PASS-THROUGH RATE: On any Distribution Date, 7.00% per annum.

         CLASS A5 CERTIFICATE: Any Certificate designated as a "Class A5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A5 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A5 PASS-THROUGH RATE: On any Distribution Date, 7.00% per annum.

         CLASS A6 CERTIFICATE: Any Certificate designated as a "Class A6 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A6 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A6 PASS-THROUGH RATE: On any Distribution Date, 7.00% per annum.

         CLASS A7 CERTIFICATE: Any Certificate designated as a "Class A7 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A7 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS A7 PASS-THROUGH RATE: On any Distribution Date, 5.00% per annum.

         CLASS AIO CERTIFICATE: Any Certificate designated as a "Class AIO Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class AIO Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS AIO PASS-THROUGH RATE: On any Distribution Date, a rate per annum equal to the weighted average of the greater of (i) zero and (ii) the excess of
(a) the Net Mortgage Rate of each Mortgage Loan over (b) 5.50% for each Mortgage Loan in Loan Group I, 6.00% for each Mortgage Loan in Loan Group II, 6.50% for each Mortgage Loan in Loan Group III, 7.00% for each Mortgage Loan in Loan Group IV, 7.00% for each Mortgage Lan in Loan Group V, 7.00% for each Mortgage Loan in Loan Group VI and 5.00% for each Mortgage Loan in Loan Group VII. For federal income tax purposes, however, the Class AIO Certificates will not have a Pass-Through Rate and the Accrued Certificate Interest for the Class AIO Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC I Regular Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO.

         CLASS APO CERTIFICATE: Any Certificate designated as a "Class APO Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class APO Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS APO CERTIFICATE DEFERRED AMOUNT: With respect to each Distribution Date, the aggregate of all amounts allocable on such Distribution Date to the Class APO Certificates in respect of the principal portion of applicable Realized Losses on Discount Mortgage Loans and all amounts previously allocated in respect of such losses and such shortfall to the Class APO Certificates and not distributed on prior Distribution Dates. No interest shall accrue on any Class APO Certificate Deferred Amount.

         CLASS APO CERTIFICATE DEFERRED PAYMENT WRITEDOWN AMOUNT: With respect to any Distribution Date and the Class APO Certificates, the amount, if any, distributed to the Class APO Certificates in respect of the Class APO Certificate Deferred Amount on such Distribution Date pursuant to Section 5.04(b) which amount will be allocated to the Class B5, Class B4, Class B3, Class B2, Class B1 and Class M Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero pursuant to Section 5.04.

         CLASS APO CERTIFICATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date and the Class APO Certificates, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Class APO Certificates immediately prior to such Distribution Date):

                  (i) the applicable PO Percentage of the principal portion of all Scheduled Payments due on the related Discount Mortgage Loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero);

                  (ii) the applicable PO Percentage of the Stated Principal Balance of each related Discount Mortgage Loan which was the subject of a Principal Prepayment in full received by the related Servicer during the applicable Prepayment Period;

                  (iii) the applicable PO Percentage of all partial Principal Prepayments received during the applicable Prepayment Period with respect to any related Discount Mortgage Loan;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each related Discount Mortgage Loan which became a Liquidated Loan during the related Prepayment Period (other than Discount Mortgage Loans described in the immediately following clause
         (B)) and (B) the Stated Principal Balance of each such related Discount Mortgage Loan purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO
         Percentage of the sum of (A) the Stated Principal Balance of each related Discount Mortgage Loan which became a Liquidated Loan during the related Prepayment Period (other than the related Discount Mortgage Loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such related Discount Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Stated Principal Balance of each related Discount Mortgage Loan which was repurchased by the Seller in connection with such Distribution Date and
         (b) the excess, if any, of the Stated Principal Balance of a Discount Mortgage Loan that has been replaced by the Servicer with a Replacement Mortgage Loan in connection with such Distribution Date over the Stated Principal Balance of such Replacement Mortgage Loan.

         CLASS B1 CERTIFICATE: Any Certificate designated as a "Class B1 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class B1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS B1 PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS B2 CERTIFICATE: Any Certificate designated as a "Class B2 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class B2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS B-2 PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS B3 CERTIFICATE: Any Certificate designated as a "Class B3 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class B3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS B3 PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS B4 CERTIFICATE: Any Certificate designated as a "Class B4 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class B4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS B4 PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS B5 CERTIFICATE: Any Certificate designated as a "Class B5 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class B5 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS B5 PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS M CERTIFICATE: Any Certificate designated as a "Class M Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M PASS-THROUGH RATE: On any Distribution Date, a rate equal to the weighted average of 5.50% per annum with respect to the Mortgage Loans in Loan Group I, 6.00% per annum with respect to the Mortgage Loans in Loan Group II, 6.50% per annum with respect to the Mortgage Loans in Loan Group III, 7.00% per annum with respect to the Mortgage Loans in Loan Group IV, 7.00% per annum with respect to the Mortgage Loans in Loan Group V, 7.00% per annum with respect to the Mortgage Loans in Loan Group VI and 5.00% per annum with respect to the Mortgage Loans in Loan Group VII, weighted on the basis of the Group Subordinate Amount for each such Loan Group.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: With respect to any Class of Subordinated Certificates shall be satisfied on the Distribution Date on which the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class subordinate to such Class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLASS R CERTIFICATE: Any Certificate designated a "Class R Certificate" on the face thereof, in substantially the form set forth in Exhibit A-7 hereto, evidencing the Class R-1 Interest and Class R-2 Interest.

         CLASS R-1 INTEREST: The uncertificated residual interest in REMIC I.

         CLASS R-2 INTEREST: The uncertificated residual interest in REMIC II.

         CLOSING DATE: April 29, 2003.

         CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COMPENSATING INTEREST: An amount, not to exceed the Servicing Fee, to be deposited in the Distribution Account by the related Servicer to offset a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

         CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: Institutional Trust Services/Structured Finance Services, Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1, or at such other address as the Trustee may designate from time to time.

         CORRESPONDING CERTIFICATE: With respect to: (i) REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC

I Regular Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO, the Class AIO Certificates and (ii) REMIC I Regular Interest LT-1PO, REMIC I Regular Interest LT-2PO, REMIC I Regular Interest LT-3PO, REMIC I Regular Interest LT-4PO, REMIC I Regular Interest LT-5PO and REMIC I Regular Interest LT-6PO, the Class APO Certificates.

         CREDIT RISK MANAGEMENT AGREEMENT: The agreement between the Credit Risk Manager and Option One, dated April 29, 2003.

         CREDIT RISK MANAGEMENT FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Seller pursuant to Section 4.07(vii) and 4.08(b).

         CREDIT RISK MANAGEMENT FEE RATE: 0.015% per annum.

         CREDIT RISK MANAGER:  The Murrayhill Company, a Colorado corporation.

         CROSS-OVER DATE: The first Distribution Date on which the aggregate Certificate Principal Balance of the Subordinated Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

         CUSTODIAL ACCOUNT: Each account established and maintained by the related Servicer with respect to receipts on the Mortgage Loans and related REO Property serviced by such Servicer in accordance with Section 4.01 hereof or in accordance with the Servicing Agreement.

         CUSTODIAL AGREEMENT: Shall mean either (i) the U.S. Bank Custodial Agreement or (ii) the WMBFA Custodial Agreement, as applicable.

         CUSTODIAL  ASSIGNMENT:  The  Assignment,   Assumption  and  Recognition
Agreement evidencing the assignment of the WMBFA Custodial Agreement to the Trust.

         CUSTODIAN: (i) with respect to the Option One Mortgage Loans identified on Exhibit B-2 attached hereto, U.S. Bank, National Association and any successor thereto pursuant to the U.S. Bank Custodial Agreement, (ii) with respect to the remaining Option One Mortgage Loans, JPMorgan Chase Bank pursuant to the terms of this Agreement and any successor thereto and (iii) with respect to the WMBFA Mortgage Loans, WMBFA and any successor thereto pursuant to the WMBFA Custodial Agreement.

         CUT-OFF DATE: April 1, 2003.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES: As defined in Section 6.06.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

         DEPOSITOR: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         DISCOUNT MORTGAGE LOAN: (a) any Mortgage Loan in Loan Group I with a Net Mortgage Rate less than 5.50% per annum, (b) any Mortgage Loan in Loan Group II with a Net Mortgage Rate less than 6.00% per annum, (c) any Mortgage Loan in Loan Group III with a Net Mortgage Rate less than 6.50% per annum, (d) any
Mortgage Loan in Group IV with a Net Mortgage Rate less than 7.00%, (e) any Mortgage Loan in Group V with a Net Mortgage Rate less than 7.00% and (f) any Mortgage Loan in Group VI with a Net Mortgage Rate less than 7.00% per annum.

         DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2003-A1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2003.

         DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         DUE PERIOD: With respect to any Distribution Date, (a) with respect to the Option One Mortgage Loans, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs and (b) with respect to the WMBFA Mortgage Loans, the calendar month immediately preceding the month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ESCROW ACCOUNT: Shall mean the account maintained by Option One pursuant to Section 4.04 hereof. The Escrow Account shall be an Eligible Account.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA RESTRICTED CERTIFICATE: Each of the Class B3, Class B4, Class B5 and Residual Certificates.

         EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         EXCESS LOSS: A Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

         EXEMPTION: Prohibited Transaction Exemption 93-32, as amended from time to time.

         FANNIE  MAE:   Fannie  Mae   (formerly,   Federal   National   Mortgage
Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL CERTIFICATION: The certification of the applicable Custodian in the form attached hereto as Exhibit C-3 or in the form attached to the applicable Custodial Agreement.

         FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Depositor pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the applicable Servicer pursuant to this Agreement or the Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Trustee shall maintain records, based solely on information provided by each Servicer, of each Final Recovery Determination made thereby.

         FRAUD LOSS: A Loss on a Mortgage Loan as to which there was fraud in the origination thereof.

         FRAUD LOSS COVERAGE AMOUNT: With respect to the period beginning (i) on the Closing Date and ending on December 31, 2003, $4,215,411.46 , (ii) on January 1, 2004 and ending on December 31,

2005, $2,107,705.73 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date and (iii) after the earlier to occur of January 1, 2006 and the Cross-Over Date, $0.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         FITCH: Fitch Ratings, or its successor in interest.

         FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         GROUP I AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group I.

         GROUP II AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group II.

         GROUP III AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group III.

         GROUP IV AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group IV.

         GROUP V AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group V.

         GROUP VI AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group VI.

         GROUP VII AVAILABLE FUNDS: Shall mean the sum of Interest Funds and Principal Funds relating to Loan Group VII.

         GROUP SUBORDINATE AMOUNT: As to any Distribution Date, with respect to any Loan Group, the amount equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group over the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class AIO Certificates) and the applicable portion of the Class APO Certificates.

         INDEMNIFIED PERSONS: The Trustee, the Servicers (including any Successor Servicer), the Custodians, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate (other than the Class AIO Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         INITIAL CERTIFICATION: The certification of the applicable Custodian in the form attached hereto as Exhibit C-1 or in the form attached to the applicable Custodial Agreement.

         INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, the PMI Policy, any other insurance policy (including any other LPMI Policy), including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section
3.01 hereof or the servicing standard set forth in the Servicing Agreement, as applicable, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         INTEREST ACCRUAL PERIOD: With respect to the Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

         INTEREST FUNDS: For any Distribution Date with respect to each Loan Group, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, the Credit Risk Management Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the related Servicer pursuant to this Agreement or the Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Depositor pursuant to Section 10.01, in each case to the extent remitted by the related Servicer, to the Distribution Account pursuant to this Agreement or the Servicing Agreement minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02, 4.04, 4.06, 4.07 and 9.05 or as otherwise set forth in this Agreement.

         INTEREST SHORTFALL: With respect to any Distribution Date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans in the related Loan Group resulting from
(a) Principal Prepayments in full received during the related Prepayment Period,
(b) the partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

         INTERIM CERTIFICATION: The certification of the applicable Custodian in the form attached hereto as Exhibit C-3 or in the form attached to the applicable Custodial Agreement.

         LAST SCHEDULED DISTRIBUTION DATE: With respect to (i) the Class A1, Class A2, Class A4, Class AIO, Class APO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates, May 25, 2033, (ii) the Class A3 Certificates and Class A5 Certificates, April 25, 2033, (iii) the Class A6 Certificates, May 1, 2018 and (iv) the Class A7 Certificates, April 25, 2018.

         LATEST POSSIBLE MATURITY DATE: The Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut- off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I and REMIC II shall be the Latest Possible Maturity Date.

         LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         LOAN GROUP: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI or Loan Group VII.

         LOAN GROUP I: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP II: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP III: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP IV: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP V: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP VI: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN GROUP VII: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOSS ALLOCATION LIMITATION: The meaning specified in Section 5.05(c) hereof.

         LPMI FEE: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

         LPMI POLICY: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac under which the related Servicer is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R)  SYSTEM:  The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MOM LOAN: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 5.06.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of April 29, 2003, between the Seller, as seller and the Depositor, as purchaser.

         MORTGAGE LOAN  PURCHASE  PRICE:  The price,  calculated as set forth in
Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

         MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the related Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B-1, setting forth the following information with respect to each Mortgage Loan and divided into Loan Groups:

         (i)      the loan number;

         (ii)     the Mortgage Rate in effect as of the Cut-off Date;

         (iii)    the Servicing Fee Rate;

         (iv)     the Net Mortgage Rate in effect as of the Cut-off Date;

         (v)      the maturity date;

         (vi)     the original principal balance;

         (vii)    the Cut-off Date Principal Balance;

         (viii)   the original term;

         (ix)     the remaining term;

         (x)      the property type;

         (xi)     the MIN with respect to each Mortgage Loan;

         (xii)    the Loan Group;

         (xiii)   the applicable Servicer; and

         (xiv)    the applicable Custodian.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans and such aggregate amount for all Mortgage Loans for each Loan Group.

         MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note.

         MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

         MORTGAGOR: The obligors on a Mortgage Note.

         NET INTEREST SHORTFALLS: Shall mean Interest Shortfalls net of payments by the related Servicer in respect of Compensating Interest.

         NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Credit Risk Management Fee Rate and (iii) PMI Insurer Fee Rate, if applicable.

         NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         NON-DISCOUNT MORTGAGE LOANS: Shall mean (a) any Mortgage Loan in Loan Group I with a Net Mortgage Rate greater than or equal to 5.50%, (b) any Mortgage Loan in Loan Group II with a Net Mortgage Rate greater than or equal to 6.00% per annum, (c) any Mortgage Loan in Loan Group III with a Net Mortgage Rate greater than or equal to 6.50% per annum, (d) any Mortgage Loan in Loan Group IV with a Net Mortgage Rate greater than or equal to 7.00% per annum, (e) any Mortgage Loan in Loan Group V with a Net Mortgage Rate greater than or equal to 7.00% per annum, (f) any Mortgage Loan in Loan Group VI with a Net Mortgage Rate greater than or equal to 7.00% per annum and (g) any Mortgage Loan in Loan Group VII.

         NON-EXCESS LOSS: Any Realized Loss other than an Excess Loss.

         NON-PO PERCENTAGE: Shall mean, (a) with respect to Loan Group I and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 5.50% and (ii) any related Non-Discount Mortgage Loan, 100%, (b) with respect to Loan Group II and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 6.00% and (ii) any related Non-Discount Mortgage Loan, 100%,
(c) with respect to Loan Group III and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 6.50% and (ii) any related Non-Discount Mortgage Loan, 100%, (d) with respect to Loan Group IV and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 7.00% and (ii) any related Non-Discount Mortgage Loan, 100%, (e) with respect to Loan Group V and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 7.00% and (ii) any related Non-Discount Mortgage Loan, 100%, (f) with respect to Loan Group VI and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 7.00% and (ii) any related Non-Discount Mortgage Loan, 100% and (g) with respect to Loan Group VII, 100%.

         NONRECOVERABLE ADVANCE: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the related Servicer or the Trustee as Successor Servicer pursuant to this Agreement or the Servicing Agreement, that, in the good faith judgment of the related Servicer or the Trustee as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

         NOTIONAL BALANCE: As to any Class AIO Certificate and any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans.

         OFFERED CERTIFICATES: The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class AIO, Class APO, Class M, Class B1 and Class B2 Certificates.

         OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller and/or the Trustee, as the case may be, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Seller, the Depositor or a Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor and the related Servicer, (ii) not have any direct financial interest in the Seller, Depositor or the related Servicer or in any affiliate of either, and (iii) not be connected with the Seller, Depositor or the related Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         OPTION ONE: Option One Mortgage Corporation in its capacity as a Servicer hereunder.

         OPTION ONE MORTGAGE LOANS: Shall mean those Mortgage Loans serviced by Option One pursuant to the terms of this Agreement.

         OPTIONAL TERMINATION: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to the last sentence of Section 10.01 hereof.

         ORIGINAL VALUE: With respect to a Mortgage Loan, the value of the Mortgaged Property based, in the case of the purchase of the Mortgaged Property, on the lower of an appraisal or the sales price of such Mortgaged Property or, in the case of a refinancing, on an appraisal.

         OTS: The Office of Thrift Supervision.

         OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         PASS-THROUGH RATE: With respect to each Class of Certificates, the applicable Pass-Through Rate for each Class as set forth in the Preliminary Statement.

         PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

         PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

                  (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

                  (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (x) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAA-G, AAA-m, or AA-m, and if rated by Moody's Investors Service, Inc., rated Aaa, Aa1 or Aa2;

                  (xi) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

                  (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the applicable Servicer or the Trustee, as applicable, shall receive an Opinion of Counsel, at the expense of the applicable Servicer or the Trustee, as applicable, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PMI INSURER: Radian Guaranty Inc., a Pennsylvania corporation, or its successors in interest.

         PMI INSURER FEE: The amount payable to the PMI Insurer on each Distribution Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Principal Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) plus any applicable premium taxes on PMI Mortgage Loans secured by Mortgaged Properties located in West Virginia and Kentucky.

         PMI INSURER FEE RATE: 0.93% per annum.

         PMI MORTGAGE LOANS: The list of Mortgage Loans insured by the PMI Insurer attached hereto as Schedule I.

         PMI POLICY: The Primary Mortgage Insurance Policy No. 28424 (policy reference number: 02-998063) with respect to the PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by the PMI Insurer and the Commitment Letter, dated April 29, 2003, between the PMI Insurer and the Seller.

         PO PERCENTAGE: Shall mean, (a) with respect to Loan Group I and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 5.50% minus the Net Mortgage Rate thereof divided by 5.50%, (b) with respect to Loan Group II and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 6.00% minus the Net Mortgage Rate thereof divided by 6.00%,
(c) with respect to Loan Group III and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 6.50% minus the Net Mortgage Rate thereof divided by 6.50%, (d) with respect to Loan Group IV and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 7.00% minus the Net Mortgage Rate thereof divided by 7.00%, (e) with respect to Loan Group V and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 7.00% minus the Net Mortgage Rate thereof divided by 7.00% and (f) with respect to Loan Group VI and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 7.00% minus the Net Mortgage Rate thereof divided by 7.00%.

         PREPAYMENT ASSUMPTION: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

         PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.26 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee, (b) the LPMI Fee, if any and (c) the PMI Insurer Fee, if applicable.

         PREPAYMENT PERIOD: As to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any, or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

         PRINCIPAL FUNDS: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or prior to the Distribution Account Deposit Date or, with respect to the Trustee on the Distribution Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller pursuant to Sections 2.02, 2.03 and 3.26, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal paid by the Trustee pursuant to Section 10.01, (f) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal), in each case to the extent remitted by the related Servicer to the Distribution Account pursuant to this Agreement or the Servicing Agreement and (g) all Subsequent Recoveries minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.05 and 4.07 and 5.08 or as otherwise set forth in this Agreement.

         PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.26 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the related Servicer in accordance with the terms of the related Mortgage Note.

         PRIVATE CERTIFICATE: Each of the Class P, Class B3, Class B4, Class B5 and Class R Certificates.

         PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated April 29, 2003 relating to the public offering of the Offered Certificates.

         PUD: A Planned Unit Development.

         PURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof and as confirmed by an Officer's Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the

Mortgage Loan plus (iii) any costs and damages of the Trust Fund, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

         RATING AGENCY: Each of Fitch and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         REALIZED LOSS: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (v) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         Realized Loss shall also include any Excess Loss.

         RECORD DATE: With respect to the Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets described in Section 5.07(a).

         REMIC I CERTIFICATES: The REMIC I Regular Interests and the Class R-1 Certificate.

         REMIC I REGULAR INTEREST LTI-1SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-1SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-1IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-1IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-1PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-1PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-1ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-1ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-2SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-2SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-2IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-2IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-2PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-2PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-1ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-1ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-3SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-3SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-3IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-3IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-3PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-3PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-3ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-3ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-4SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-4SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-4IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-4IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-4PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-4PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-4ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-4ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-5SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-5SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-5IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-5IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-5PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular

Interest LT-5PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-5ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-5ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-6SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-6SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-6IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-6IO shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-6PO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-6PO shall not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-6ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-6ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-7SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-7SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LT-7IO: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-7IO shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

         REMIC I REGULAR INTEREST LT-7ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-7ZZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTERESTS: REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-1PO, REMIC I Regular
Interest LT-1ZZZ, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-2PO, REMIC I Regular Interest LT-2ZZZ, REMIC I Regular Interest LT-3SUB, REMIC I Regular Interest LT- 3IO, REMIC I Regular Interest LT-3PO, REMIC I Regular Interest LT-3ZZZ, REMIC I Regular Interest LT-4SUB, REMIC I Regular Interest LT-4IO, REMIC I Regular Interest LT-4PO, REMIC I Regular Interest LT-4ZZZ, REMIC I Regular Interest LT-5SUB, REMIC I Regular Interest LT- 5IO, REMIC I Regular Interest LT-5PO, REMIC I Regular Interest LT-5ZZZ, REMIC I Regular Interest LT-6SUB, REMIC I Regular Interest LT-6IO, REMIC I Regular Interest LT-6PO, REMIC I Regular Interest LT-6ZZZ, REMIC I Regular Interest LT-7SUB, REMIC I Regular Interest LT-7IO and REMIC I Regular Interest LT-7ZZZ.

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "SUB," equal to the ratio among:

         (1) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group I;

         (2) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group II;

         (3) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group III over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group III;

         (4) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group IV over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group IV;

         (5) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group V over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group V;

         (6) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group VI over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group VI; and

         (7) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group VII over (y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO Certificates and Class APO Certificates) and the applicable portion of the Class APO Certificates related to Loan Group VII.

         REMIC II: The segregated pool of assets described in the Preliminary Statement, consisting of the REMIC I Regular Interests.

         REMIC  II  CERTIFICATES:   The  Regular   Interests  and  the  Class  R
Certificates.

         REMIC OPINION: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC  REGULAR  INTEREST:   A  REMIC  I  Regular  Interest  or  Regular
Certificate.

         REMITTANCE DATE: Shall mean (i) with respect to Option One, the 18th day of the month and if such day is not a Business Day, the immediately preceding Business Day and (ii) with respect to WMBFA, the date specified in the Servicing Agreement.

         REO PROPERTY: A Mortgaged Property acquired by the related Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

         REQUEST FOR RELEASE: The Request for Release to be submitted by the Seller or the related Servicer to the related Custodian substantially in the form of Exhibit H. Each Request for Release furnished to the related Custodian by the Seller or the related Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the related Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the related Servicer.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the Servicing Agreement.

         RESIDUAL CERTIFICATES: Any one of the Class R Certificates.

         RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SELLER: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         SENIOR CERTIFICATES: The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class AIO and Class APO Certificates.

         SENIOR OPTIMAL PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date and the related Loan Group, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class AIO Certificates and Class APO Certificates), entitled to distributions of principal immediately prior to such Distribution Date):

                  (i) the applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero);

                  (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a prepayment in full received by the related Servicer during the applicable Prepayment Period;

                  (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Mortgage Loan in the related Loan Group;

                  (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a defaulted Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Mortgage Loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which became a defaulted Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Mortgage Loan in the related Loan Group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Seller or the related Servicer in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Seller or the related Servicer with a Replacement Mortgage Loan pursuant to the this Agreement or the Servicing Agreement in connection with such Distribution Date over the Stated Principal Balance of such Replacement Mortgage Loan; provided, however that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan in the related Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for such loan group will be reduced on the related Distribution Date by the Senior Percentage related to such Loan Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

         SENIOR PERCENTAGE: For the Senior Certificates (other than the Class APO Certificates and Class AIO Certificates) on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage obtained by dividing the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class APO Certificates and Class AIO Certificates) immediately preceding such Distribution Date by the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the applicable PO Percentage thereof, with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Senior Percentages for the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6 and Class A7 Certificates will be equal to approximately 92.72%, 92.74%, 92.73%, 92.66%, 92.67%, 92.35%, and 92.75%, respectively.

         SENIOR PREPAYMENT PERCENTAGE: For the Senior Certificates (other than the Class APO Certificates and Class AIO Certificates), on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)             Senior Prepayment Percentage
------------------------             ----------------------------

May 25, 2003 - April 25, 2008        100%

May 25, 2008 - April 25, 2009        Senior Percentage for the related Senior Certificates
                                     plus 70% of the related Subordinate Percentage.

May 25, 2009 - April 25, 2010        Senior Percentage for the related Senior Certificates
                                     plus 60% of the related Subordinate Percentage.

May 25, 2010 - April 25, 2011        Senior Percentage for the related Senior Certificates
                                     plus 40% of the related Subordinate Percentage.

May 25, 2011 - April 25, 2012        Senior Percentage for the related Senior Certificates
                                     plus 20% of the related Subordinate Percentage.

May 25, 2012 and thereafter          Senior Percentage for the related Senior Certificates.

Notwithstanding the foregoing, however, no reduction of the Senior Prepayment Percentage for any Loan Group shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the sum of the aggregate Certificate Principal Balance of the Subordinated Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Certificate Principal Balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such distribution date occurs between and including May 2008 and April 2009, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (c) 40% of the Original
Subordinate Principal Balance if such distribution date occurs between and including May 2010 and April 2011, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after May 2012.

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class APO Certificates and Class AIO Certificates) immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the PO Percentage thereof, with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentages with respect to the related Class of Senior Certificates for such Distribution Date will equal 100%.

         SERVICER: Shall mean either Option One or WMBFA, as applicable.

         SERVICER DEFAULT: As defined in Section 8.01.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the related Servicer of its servicing obligations hereunder or under the Servicing Agreement, as applicable, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

         SERVICING AGREEMENT: The Servicing Agreement, dated as of April 1, 2002, between the Seller and WMBFA, as amended by the Assignment Agreement.

         SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

         SERVICING FEE RATE: 0.25% per annum.

         SERVICING OFFICER: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of Option One, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by Option One on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and
(ii) in the case of WMBFA, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Trustee.

         SPECIAL HAZARD LOSS: A Realized Loss, as reported by the applicable Servicer to the Trustee, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under this Agreement or the Servicing Agreement or any loss due to normal wear and tear or certain other causes.

         SPECIAL HAZARD LOSS COVERAGE AMOUNT: $2,106,730 (approximately 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation and
(2) the Adjustment Amount. As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

         STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement or the Servicing Agreement, as applicable, with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero. References herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: For any Distribution Date, with respect to the Subordinated Certificates, the amount by which: (a) the sum of the Certificate Principal Balances of all of the Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on that Distribution Date, exceeds (b) the aggregate principal balance of all the Mortgage Loans as of the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: For the Subordinated Certificates with respect to each Distribution Date and each Loan Group means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balances of the Subordinated Certificates immediately prior to such Distribution Date):

         (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero);

         (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a prepayment in full received by the related Servicer during the applicable Prepayment Period;

         (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related loan group;

         (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each defaulted Mortgage Loan in the related Loan Group over (b) the sum of the amounts distributable to the related senior certificateholders pursuant to clause (iv) of the definition of "Senior Optimal Principal Amount" and "Class APO Certificate Principal Distribution Amount" on such distribution date;

         (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Seller or the related Servicer in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Seller or the related Servicer with a Replacement Mortgage Loan pursuant to this Agreement or the Servicing Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (vi) on the Distribution Date on which the Certificate Principal Balances of the related Senior Certificates (other than the Class APO Certificates and Class AIO Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount; provided, however that if a

                  Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan in the related Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for such loan group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Loan Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

         SUBORDINATE PERCENTAGE: For the Subordinated Certificates with respect to each Loan Group related to the Mortgage Loans on any Distribution Date, means 100% minus the related Senior Percentage for the Senior Certificates related to such Loan Group. The initial Subordinate Percentages for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII will be equal to approximately 7.28%, 7.26%, 7.27%, 7.34%, 7.33%, 7.65% and 7.25%, respectively.

         SUBORDINATE PREPAYMENT PERCENTAGE: For the Subordinated Certificates with respect to each Loan Group related to the Mortgage Loans on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage for the Senior Certificates related to such Loan Group, except that on any Distribution Date after the Certificate Principal Balances of any Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage for the Subordinated Certificates with respect to such Loan Group will equal 100%.

         SUBORDINATED CERTIFICATES: The Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates.

         SUBSEQUENT RECOVERIES: Shall mean all amounts in respect of principal received by the related Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

         SUBSERVICING AGREEMENT: Any agreement entered into between the related Servicer and a subservicer with respect to the subservicing of any Mortgage Loan subject to this Agreement by such subservicer.

         SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(c).

         SUCCESSOR SERVICER: The Trustee or any successor to a Servicer appointed pursuant to Section 8.02 after the occurrence of a Servicer Default.

         TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

         TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         TRUST FUND: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Mortgage Files, (iii) the Distribution Account and the Custodial Accounts maintained by the Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the Servicing Agreement and the Assignment Agreement; (vii) the Custodial Assignment and the Custodial Agreements; (viii) the rights under the Mortgage Loan Purchase Agreement, and (ix) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         TRUSTEE: JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

         UNCERTIFICATED NOTIONAL AMOUNT: With respect to REMIC I Regular Interest LT-1IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I. With respect to REMIC I Regular Interest LT-2IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II. With respect to REMIC I Regular Interest LT-3IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group III. With respect to REMIC I Regular Interest LT-4IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group IV. With respect to REMIC I Regular Interest LT-5IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group V. With respect to REMIC I Regular Interest LT-6IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group VI. With respect to REMIC I Regular Interest LT- 7IO, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group VII.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC I Regular Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC I Regular

Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section and 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC I Regular Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO will not have an Uncertificated Principal Balance.

         UNCERTIFICATED   REMIC  I  PASS-THROUGH  RATE:  With  respect  to  each
Uncertificated REMIC I Regular Interest (other than REMIC I Regular Interest LT-1IO, REMIC I Regular Interest LT-2IO, REMIC I Regular Interest LT-3IO, REMIC I Regular Interest LT-4IO, REMIC I Regular Interest LT-5IO, REMIC I Regular Interest LT-6IO and REMIC I Regular Interest LT-7IO), the Uncertificated REMIC I Pass-Through Rate as provided in the Preliminary Statement. With respect to REMIC I Regular Interest LT-1IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group I over (b) 5.50% per annum. With respect to REMIC I Regular Interest LT-2IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group II over (b) 6.50% per annum. With respect to REMIC I Regular Interest LT-3IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group III over (b) 6.00% per annum. With respect to REMIC I Regular Interest LT-4IO, the weighted average of the greater of (x) zero and (y) the excess of
(a) the Net Mortgage Rate on each Loan in Loan Group IV over (b) 7.00% per annum. With respect to REMIC I Regular Interest LT-5IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group V over (b) 7.00% per annum. With respect to REMIC I Regular Interest LT-6IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group VI over (b) 7.00% per annum. With respect to REMIC I Regular Interest LT-7IO, the weighted average of the greater of (x) zero and (y) the excess of (a) the Net Mortgage Rate on each Loan in Loan Group VII over (b) 5.00% per annum.

         UNCERTIFICATED REMIC REGULAR INTEREST: The REMIC I Regular Interests.

         UNDERCOLLATERALIZED GROUP: With respect to one or more classes of Senior Certificates, each such class of Senior Certificates with respect to which the Certificate Principal Balance of such class (after giving effect to distributions to be made on such Distribution Date) is greater than the Stated Principal Balance of the Mortgage Loans in the related Loan Group as of such Distribution Date.

         U.S. BANK CUSTODIAL AGREEMENT: An agreement dated as of the Closing Date among the Seller, Option One, the Trustee and the U.S. Bank, National Association substantially in the form of Exhibit K hereto.

         VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 98.00% to the Certificates (other than the Class AIO Certificates and Class R Certificates and (ii) 1% to each of the Class AIO Certificates and Class R Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         WMBFA: Washington Mutual Bank, FA or any successor in interest.

         WMBFA CUSTODIAL AGREEMENT: The Custodial Agreement, dated as of April 1, 2002, among the Seller, WMBFA and Washington Mutual Bank fsb.

         WMBFA LOANS: Those Mortgage Loans subject to this Agreement which are serviced by WMBFA pursuant to the Servicing Agreement.

         Section 1.02      ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

         For purposes of calculating the amount of the Accrued Certificate Interest for the Certificates (other than the Class APO, Class P and Residual Certificates) for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable) and any shortfalls resulting from application of the Relief Act in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such interest shortfalls.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls to the extent not covered by payments pursuant to Section 5.02 and any shortfalls resulting from the application of the Relief Act incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interests LT-1SUB, LT-1ZZZ, LT-2SUB, LT- 2ZZZ, LT-3SUB, LT-3ZZZ, LT-4SUB, LT-4ZZZ, LT-5SUB,
LT-5ZZZ, LT-6SUB, LT-6ZZZ, LT- 7SUB and LT-7ZZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES


         Section 2.01      CONVEYANCE OF TRUST FUND.

                  The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

                  The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

                  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

                  In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2003-A1," and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2003-A1," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns. In the event that the Seller or the Depositor gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Trustee shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust pursuant to Section 9.05. In the event a Mortgage File is released to the related Servicer as a result of such Person having completed a Request for Release, the Trustee shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         Section 2.02      ACCEPTANCE OF THE MORTGAGE LOANS.

                  (a) Based on the Initial Certification received by it from the Custodians, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the related Custodian pursuant to the procedures described below or pursuant to the applicable Custodial Agreement, the documents (or certified copies thereof) delivered to the Trustee or the related Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, each Custodian on the Trustee's behalf will deliver an Initial Certification in the form annexed hereto as Exhibit C-1 or in the form attached to the related Custodial Agreement, confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, each Custodian on the Trustee's behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Seller and the Trustee an Interim Certification substantially in the form annexed hereto as Exhibit C-2 or in the form attached to the related Custodial Agreement, if applicable. In conducting such review, each Custodian on the Trustee's behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement or identified on an Exhibit attached to the related Custodial Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, each Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If any Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or identified on an Exhibit attached to the related Custodial Agreement, determined on the basis of the Mortgagor's name, the original principal balance and the Mortgage Loan number, or to appear to be defective on its face, the related Custodian shall include such information in the exception report attached to the Interim Certification or the certification delivered pursuant to the applicable Custodial Agreement. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date, each Custodian on the Trustee's behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee, a Final Certification substantially in the form annexed hereto as Exhibit C-3 or in the form attached to the related Custodial Agreement, if applicable. In conducting such review, each Custodian on the Trustee's behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the related Custodian on the Trustee's behalf has received either an original or a copy thereof, as required in Section
2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If any Custodian finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or identified on an Exhibit to the related Custodial Agreement or to appear defective on its face, related Custodian shall note such defect in the exception report attached to the Final Certification or the certification delivered pursuant to the related Custodial Agreement and the Trustee shall promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Trustee for deposit in the Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the Distribution Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Seller shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

                  (d) The Seller shall deliver to the Trustee, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which related Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTION ONE AND THE SELLER.

                  (a)  Option  One  hereby   represents  and  warrants  to,  and
covenants with, the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

                  (i) It is duly organized and is validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property relating to an Option One Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Option One Mortgage Loan, to service the Option One Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) It has the full corporate power and authority to service each Option One Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by it, the servicing of the Option One Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or
         (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Option One Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (vii) Option One will accurately and fully report its borrower credit files to each of the credit repositories in a timely manner.

                  (b) The Seller hereby represents and warrants to and covenants with, the Depositor, Option One and the Trustee as follows, as of the Closing
Date:

                  (i) The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (vii) The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Seller hereby covenants with respect to the representations and warranties set forth in
Section 8 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below;  provided that any such substitution  pursuant to
(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the related Servicer to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase
Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

                  With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The related Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. The Trustee shall not have any further responsibility with regard to such Mortgage File.

                  For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Trustee will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the

Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the Distribution Account, by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Distribution Account maintained by the Trustee, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this
Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (d) The  representations  and  warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders.

         Section 2.04      REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

                  The  Depositor   hereby   represents   and  warrants  to,  and
covenants, with Option One, the Seller and the Trustee as follows, as of the date hereof and as of the Closing Date:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

                  The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicers or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I or REMIC II or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause
(i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor or the Seller that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Seller, at the its option, shall either (i) substitute, if the conditions in
Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section
2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06      COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.

                  The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 3.01      OPTION ONE.

                  Option One shall service and administer the Option One Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by Option One in its reasonable judgment) in accordance with the terms of this Agreement and the Option One Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (A) any relationship that Option One, any subservicer or any Affiliate of Option One or any subservicer may have with the related Mortgagor;

                  (B) the ownership or non-ownership of any Certificate by Option One or any Affiliate of Option One;

                  (C) Option One's obligation to make Advances or Servicing Advances; or

                  (D) Option One's or any subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, Option One shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the Option One Mortgage Loans and have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Option One Mortgage Loan; provided that Option One shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Option One Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement.

                  Without limiting the generality of the foregoing, Option One, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when Option One believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Option One Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Option One shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable Option One to service and administer the Option One Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to Option One.

                  In accordance with the standards of the first paragraph of this Section 3.01, Option One shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Option One Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.04, and further as provided in Section
4.02. All costs incurred by Option One, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the Option One Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Option One Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Section 3.02      DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

                  (a) Except as otherwise  provided in this Section  3.02,  when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, Option One shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, Option One is not required to exercise such rights with respect to an Option One Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that Option One is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, Option One is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before Option One enters such agreement) by the applicable Required Insurance Policies. Option One, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, Option One shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that Option One reasonably believes it is restricted by law from preventing.

                  (b) Subject to Option One's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Option One Mortgage Loan, Option One shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to Option One in accordance with the servicing standard set forth in Section 3.01. Option One shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by Option One for entering into an assumption or substitution of liability agreement will be retained by Option One as additional servicing compensation.

         Section 3.03      SUBSERVICERS.

                  Option One shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by Option One of a subservicer shall not release Option One from any of its obligations hereunder with respect to the Option One Mortgage Loans and Option One shall remain responsible hereunder with respect to the Option One Mortgage Loans for all acts and omissions of each subservicer under the related subservicing agreement as fully as if such acts and omissions were those of Option One. Option One shall pay all fees of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to Option One hereunder.

                  At the cost and expense of Option One, without any right of reimbursement from its Custodial Account, Option One shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit Option One, at Option One's option, from electing to service the related Option One Mortgage Loans itself. In the event that Option One's responsibilities and duties under this Agreement are terminated pursuant to Section 8.03, Option One shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of Option One. Option One shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from Option One's own funds without reimbursement from the Trust Fund.

                  Notwithstanding the foregoing, Option One shall not be relieved of its obligations hereunder with respect to the Option One Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Option One Mortgage Loans. Option One shall be entitled to enter into an agreement with a subservicer for indemnification of Option One by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Any subservicing agreement and any other transactions or services relating to the Option One Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Option One alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Trustee pursuant to this Agreement, Option One shall be deemed to have received a payment on an Option One Mortgage Loan when a subservicer has received such payment.

         Section 3.04 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SERVICER TO BE HELD FOR TRUSTEE.

                  Notwithstanding any other provisions of this Agreement, Option One shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of an Option One Mortgage Loan coming into the possession of Option One from time to time and shall account fully to the Trustee for any funds received by Option One or that otherwise are collected by Option One as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, Option One in respect of any Option One Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Account maintained by Option One, shall be held by Option One for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Option One also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Account maintained by Option One or the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an Option One Mortgage Loan, except, however, that Option One shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to Option One under this Agreement.

         Section 3.05      MAINTENANCE OF HAZARD INSURANCE.

                  (a) Option One shall cause to be maintained for each Option One Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Option One Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Option One shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and
(ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. Option One will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by Option One under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that Option One would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by Option One in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Stated Principal Balance of the related Option One Mortgage Loan, notwithstanding that the terms of such Option One Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Option One will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Option One Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that Option One shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Option One Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case Option One shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Option One Mortgage Loans, Option One agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) Option One shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of Option One's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Option One Mortgage Loans, unless Option

One has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Option One shall provide the Trustee, upon request, with copies of such insurance policies and fidelity bond. Option One shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless Option One has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Option One shall be deemed to have complied with this provision if an Affiliate of Option One has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Option One. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Option One shall also cause each subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.06      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

                  Option One shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to Option One in respect of such Insurance Policies shall be promptly deposited in the Custodial Account maintained by Option One upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.07      MAINTENANCE OF INSURANCE POLICIES.

                  (a) Option One shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of Option One would have been covered thereunder. Option One shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), any Insurance Policy applicable to each Option One Mortgage Loan. Option One shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder. In addition and notwithstanding anything in this Article III to the contrary, Option One shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. Option One shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan.

                  (b) Option One agrees to prepare and file on a timely basis, on behalf of the Trustee and the Certificateholders, claims to the PMI Insurer and any other insurer under any Insurance Policies related to the Option One Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any such Insurance Policies respecting defaulted Option One Mortgage Loans. Pursuant to Section 4.01, any amounts collected by Option One under any Insurance Policies shall be deposited in the Custodial Account maintained by Option One, subject to withdrawal pursuant to
Section 4.02 hereof.

         Section 3.08      Reserved.

         Section 3.09 REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

                  (a) Option One shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Option One Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, Option One shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that Option One shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Option One Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account maintained by Option One pursuant to
Section 4.02). If Option One reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. Option One will give notice of any such charge-off to the Trustee. Option One shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If Option One has knowledge that a Mortgaged Property that Option One is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to Option One, Option One will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

                  With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. Option One shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, Option One shall either itself or through an agent selected by Option One protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as Option One deems to be in the best interest of Option One and the Certificateholders for the period prior to the sale of such REO Property. Option One shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Custodial Account maintained by Option One no later than the close of business on each Determination Date. Option One shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on an Option One Mortgage Loan, Option One shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in section 860F of the Code or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any of REMIC I or REMIC II to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless Option One has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  The decision of Option One to foreclose on a defaulted Option One Mortgage Loan shall be subject to a determination by Option One that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to Option One for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Option One Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Custodial Account maintained by Option One. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Option One Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

                  The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to Option One as provided above, shall be deposited in the Custodial Account maintained by Option One on the next succeeding Determination Date following receipt thereof for distribution on the related

Distribution Date, except that any Excess Liquidation Proceeds shall be retained by Option One as additional servicing compensation.

                  The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse Option One for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse Option One for any unreimbursed Advances, pursuant to Section 4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Option One Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, Option One shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

                  (c) Option One has no intent to foreclose on any Option One Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent Option One from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in Option One's discretion so warrant such action.

         Section 3.10      SERVICING COMPENSATION.

                  As compensation for its activities hereunder, Option One shall be entitled to retain or withdraw from its Custodial Account out of each payment of interest on an Option One Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee. In addition, Option One shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or condemnation proceeds to the extent permitted by Section 4.02.

                  Additional servicing compensation with respect to Option One Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by Option One, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Custodial Account maintained by Option One shall be retained by Option One to the extent not required to be deposited in the Custodial Account maintained by Option One pursuant to Section 4.02. Option One shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

         Section 3.11      REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Option One Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. Option One shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, Option One shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

                  (b) Option One shall deposit all funds collected and received in connection with the operation of any REO Property into the Custodial Account maintained by Option One.

                  (c)  Option  One,  upon  the  final  disposition  of  any  REO
Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12      LIQUIDATION REPORTS.

                  Upon the foreclosure of any Mortgaged Property relating to an Option One Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, Option One shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to Option One and the Trustee with respect to such Mortgaged Property.

         Section 3.13      ANNUAL CERTIFICATE AS TO COMPLIANCE.

                  (a) Option One will deliver to the Depositor and the Trustee not later than March 1, 2004 and thereafter, not later than March 15 of each year (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), a certificate of a Servicing Officer stating, as to each signatory thereof, that (i) a review of the activities of Option One during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, Option One has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

                  (b) (i) Option One will deliver to the Depositor and the Trustee, on or before March 1, 2004, and for each year thereafter, not later than March 15 or on any alternative date specified by the Depositor or the Trustee upon thirty (30) days written request, a certification containing the information set forth in Exhibit L. Such certification shall be signed by the senior officer in charge of servicing of Option One. In addition, Option One shall provide such other information with respect to the Option One Mortgage Loans and the servicing and administration thereof within the control of Option One which shall be required to enable the Depositor and the Trustee to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                           (ii) Option One shall indemnify and hold harmless the
Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by Option One or any of its officers, directors, agents or affiliates of its obligations under this Section 3.13(b), or a breach in any of the representations in the certification delivered pursuant to clause (b)(i) above, or Option One's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and the Trustee, then Option One agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor or the Trustee in such proportion as is appropriate to reflect the relative fault of the Trustee or the Depositor on the one hand and Option One on the other in connection with a breach of Option One's obligations under this Section 3.13(b) or Option One's negligence, bad faith or wilful misconduct in connection therewith or a breach of any of the representations in the certification delivered pursuant to clause (b)(i) above.

         Section 3.14 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

                  Not later than February 28th of each year, commencing in 2004, Option One, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to Option One a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of Option One which includes an assertion that Option One has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers. Promptly upon receipt of such report, Option One shall furnish a copy of such report to the Depositor, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at Option One's expense, provided that such statement is delivered by Option One to the Trustee.

         Section 3.15      BOOKS AND RECORDS.

                  Option One shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Option One Mortgage Loans which shall be appropriately identified in Option One's computer system to clearly reflect the ownership of the Option One Mortgage Loans by the Trust. In particular, Option One shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by Option One may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as Option One complies with the requirements of Accepted Servicing Practices.

                  Option One shall maintain with respect to each Option One Mortgage Loan and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee the related servicing file during the time such Option One Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

         Section 3.16      TRUSTEE.

                  The Trustee shall furnish the Servicers with any powers of attorney and other documents in form as mutually agreed upon and necessary or appropriate to enable each Servicer to service and administer the related Mortgage Loans and REO Properties.

                  The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

                  The Trustee shall execute and deliver as directed in writing by the related Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.17      REMIC-RELATED COVENANTS.

                  For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the related Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 3.18      ENFORCING OBLIGATIONS OF THE SERVICERS.

                  (a) Notwithstanding anything in this Agreement or the Credit Risk Management Agreement to the contrary, the Trustee shall not have any duty or obligation to enforce the Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or Option One under the Credit Risk Management Agreement with respect to any action taken or not taken by Option One pursuant to a recommendation of the Credit Risk Manager. To the extent that the costs and expenses of the Trustee related to any termination of the related Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee with respect to this Agreement or the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement or the Servicing Agreement) are not fully and timely reimbursed by the related Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  (b) If the Trustee acts as a servicer, it will not assume liability for the representations and warranties of a Servicer that it replaces.

         Section 3.19      RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the related Servicer will promptly furnish to the Trustee and the related Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit H hereto or a certification in the form described in the Servicing Agreement, as applicable, signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by such Servicer pursuant to
Article V hereof or pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the related Custodian, on behalf of the Trustee, deliver to the related Servicer the related Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the related
Servicer and the Trustee and related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the related Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account maintained by such Servicer.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the related Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The related Custodian, on behalf of the Trustee, shall, upon the written request of the related Servicer, and delivery to the related Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit H or in the form described in the Servicing Agreement, as applicable, (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer. Such request for release shall obligate the related Servicer to return the Mortgage File to the related Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the related Custodian, on behalf of the Trustee, to the related Servicer.

         Section 3.20 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF A SERVICER TO BE HELD FOR TRUSTEE.

                  (a) The related Servicer (to the extent required by this Agreement or the Servicing Agreement) shall transmit to the Trustee or to related Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof the Servicing Agreement, as applicable to be delivered to the Trustee or the related Custodian. Any funds received by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the right of the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the Servicing Agreement.

         Section 3.21    POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

                  The related Servicer shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the related Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

         Section 3.22   ANNUAL CERTIFICATE AS TO COMPLIANCE

                  (a) The Depositor will prepare and file or caused to be prepared and filed the initial Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2004, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to March 30, 2004 and annually thereafter, if required, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10K shall be signed by the Depositor and shall include, to the extent available, as exhibits (i) each applicable Servicer's annual statement of compliance described under Section
3.13 hereof or under the Servicing Agreement, as applicable, (ii) each applicable Servicer's accountants report described under Section 3.14 hereof or under the Servicing Agreement, as applicable and (iii) the Form 10-K certification signed by the Depositor. If items (i), (ii) and (iii) in the preceding sentence are not timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K and the Form 15 on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file a Form 8-K and the Form 15 with the Commission. The Trustee will reasonably cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.

                  (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

                  (c) (i) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.22 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                           (ii) The Depositor shall indemnify and hold harmless
the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 3.22 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

                            (iii) If the indemnification provided for herein is
unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 3.22 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

                  (d) Nothing shall be construed from the foregoing  subsections
(a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.22(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

                  (e)  Notwithstanding  the  provisions of Section  11.01,  this
Section 3.22 may be amended without the consent of the Certificateholders.

         Section 3.23      UCC.

                  The Seller agrees to execute continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments and continuation statements thereto required by any change in the Uniform Commercial Code.

         Section 3.24      OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

                  With respect to any Mortgage Loans which as of the first day of a Calendar Quarter is delinquent in payment by 91 days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan or REO Property from the Trust or a price equal to the Purchase Price; provided however
(i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

                  If at any time the Seller remits to the Trustee a payment for deposit in the Distribution Account covering the amount of the Purchase Price for such a Mortgage Loan, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse to the Seller which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                                   ARTICLE IV

                                    ACCOUNTS


         Section 4.01  COLLECTION OF MORTGAGE LOAN PAYMENTS; CUSTODIAL ACCOUNT.

                  (a) Option One shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Option One Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, Option One may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for an Option One Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, Option One shall make Advances on the related Option One Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Option One Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. Option One shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an Option One Mortgage Loan is in default or default is imminent or (y) Option One delivers to the Trustee a certification, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Option One Mortgage Loan will not result in the imposition of taxes on or disqualify any of REMIC I or REMIC II, Option One may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.50% with respect to any Option One Mortgage Loan in Loan Group I, 6.00% with respect to any Option One Mortgage Loan in Loan Group II, 6.50% with respect to any Option One Mortgage Loan in Loan Group III, 7.00% with respect to any Option One Mortgage Loan in Group IV, 7.00% with respect to any Option One Mortgage Loan Group in V, 7.00% with respect to any Option One Mortgage Loan in Group VI and 5.00% with respect to any Mortgage Loan in Group VII and (B) amend any Mortgage Note for an Option One Mortgage Loan to extend to the maturity thereof.

                  (b) Option One shall establish and maintain a segregated Custodial Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "JPMorgan Chase Bank, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2003-A1". On behalf of the Trust Fund, Option One shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after Option One's receipt thereof, and shall thereafter deposit in the Custodial Account, in no event more than two Business Days after Option One's receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the Option



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


One Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Option One Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the Option One Mortgage Loans;

                  (ii) all payments on account of interest on the Option One Mortgage Loans net of the related Servicing Fee permitted under Section
         3.10 and LPMI Fees, if any;

                  (iii) all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the Option One Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Option One's normal servicing procedures;

                  (iv) any amount required to be deposited by Option One pursuant to Section 4.01(c) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by Option One pursuant to Section 3.05;

                  (vi) without duplication, all payments of claims under the PMI Policy;

                  (vii) any amounts paid by an Advancing Person in respect of Advances or Servicing Advances; and

                  (vii) any other amounts required to be deposited hereunder.

                  The foregoing requirements for remittance by Option One into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by Option One. In the event that Option One shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.02, it may at any time withdraw or direct the institution maintaining the Custodial Account, to withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Custodial Account, that describes the amounts deposited in error in the Custodial Account. Option One shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.02.

                  (c) The institution that maintains the Custodial Account or other authorized entity shall invest the funds in the Custodial Account, in the manner directed by Option One, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the



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benefit  of the  Certificateholders.  All  income  and  gain  net of any  losses realized from any such investment shall be for the benefit of Option One as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Custodial Account in respect of any such investments shall be deposited by the Servicer into the Custodial Account, out of Option One's own funds.

                  (d) Option One shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Custodial Account prior to any change thereof.

         Section 4.02      PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

                  (a) Option One may from time to time make withdrawals from the Custodial Account for the following purposes:

                  (i) to pay itself (to the extent not previously paid to or withheld by Option One), as servicing compensation in accordance with
         Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                  (ii) to reimburse Option One or an Advancing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Option One Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of an Option One Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Option One Mortgage Loan are insufficient to reimburse Option One or an Advancing Person for such unreimbursed Advances or (C) subject to Section 4.02(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Collection Account that were not included in Group Available Funds for the preceding Distribution Date;

                  (iii) to reimburse Option One or an Advancing Person for any previously made portion of a Servicing Advance or an Advance made by the Servicer or such Advancing Person that, in the good faith judgment of Option One, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

                  (iv) to reimburse Option One from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) to pay Option One any unpaid Servicing Fees and to reimburse it or any Advancing Person for any unreimbursed Servicing Advances, provided, however, that Option



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         One's or such Advancing  Person's right to reimbursement  for Servicing
         Advances pursuant to this subclause (v) with respect to any Option One Mortgage Loan shall be limited to amounts received on particular Option One Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                  (vi) to pay to the Seller or the Depositor with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to pay any expenses recoverable by Option One pursuant to Section 7.04;

                  (viii) to withdraw pursuant to Section 5.01 any amount deposited in the Custodial Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

                  In addition, no later than 3:00 p.m. Eastern time on the Remittance Date, Option One shall withdraw from the Custodial Account and remit to the Trustee the amount required to be withdrawn therefrom pursuant to Section
4.05. In addition, on or before the Remittance Date, Option One shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by Option One with respect to the Option One Mortgage Loans.

                  Option One shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis with respect to the Option One Mortgage Loans, for the purpose of justifying any withdrawal from the Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Custodial Account pursuant to subclause (iii), Option One shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by Option One to be a Nonrecoverable Advance and identifying the related Option One Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

                  (b) Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by Option One as permitted in Section 4.02(a)(ii) in reimbursement of Advances previously made shall be appropriately reflected in Option One's records and replaced by Option One by deposit in the Custodial Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

         Section 4.03      REPORTS TO TRUSTEE.



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         On or before the tenth  calendar  day of each  month,  Option One shall furnish to the Trustee electronically in a format acceptable to the Trustee loan accounting reports in the investor's assigned loan number order to document the payment activity on each Option One Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall contain the following:

                  (i) With respect to each Scheduled Payment (on both an actual and scheduled basis with respect to mortgage loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to scheduled interest;

                  (iii) the amount of servicing compensation received by Option One during the prior calendar month;

                  (iv) the aggregate scheduled principal balance of the Option One Mortgage Loans;

                  (v) the aggregate amount of Advances made by Option One pursuant to Section 5.01;

                  (vi) the aggregate of any expenses reimbursed to Option One during the prior calender month pursuant to Section 4.02; and

                  (vii) the number and aggregate outstanding principal balances of Option One Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

         Section 4.04 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

                  With respect to each Option One Mortgage Loan, to the extent required by the related Mortgage Note, Option One shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require Option One to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

                  Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse Option One out of related collections for any payments made with respect to each Option One Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any Option One Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors



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on balances in the Escrow  Account,  to remove amounts  deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

         Section 4.05      WMBFA CUSTODIAL ACCOUNT.

                  (a) The Custodial Account established by WMBFA under the Servicing Agreement shall be an Eligible Account and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. WMBFA is authorized to make withdrawals from and deposits to the Custodial Account for purposes required or permitted by the Servicing Agreement.

                  (b) To the extent provided in the Servicing Agreement, amounts on deposit in a Custodial Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from any such Permitted Investments shall be paid to WMBFA under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of WMBFA. WMBFA (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) As provided in the Servicing Agreement, on or before each Remittance Date, WMBFA shall withdraw or shall cause to be withdrawn from its Custodial Account and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by WMBFA pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                  (ii) Full Principal Prepayments and any Liquidation Proceeds received by WMBFA with respect to such Mortgage Loans in the related Due Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

                  (iii) Partial Principal Prepayments received by WMBFA for such Mortgage Loans in the related Due Period; and

                  (iv) Any amount to be used as an Advance and the amount of any Compensating Interest payments.



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


                  (d) Withdrawals may be made from the Custodial Account by WMBFA as described in the Servicing Agreement and by WMBFA only to make remittances to the Distribution Account; to reimburse WMBFA for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of the Servicing Agreement.

         Section 4.06      DISTRIBUTION ACCOUNT.

                  (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated non-interest bearing trust account or accounts. The Trustee will deposit in the Distribution Account as identified by the Trustee and as received by the Trustee, the following amounts:

                           (i) Any amounts withdrawn from a Custodial Account by
the related Servicer and remitted to the Trustee;

                           (ii)  Any  Advance  and  any  Compensating   Interest
Payments;

                           (iii) Any Insurance Proceeds or Liquidation  Proceeds
received by or on behalf of the Trustee or which were not deposited in a Custodial Account;

                           (iv)  The  Repurchase   Price  with  respect  to  any
Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Repurchase Price, the Repurchase Price with respect to any Mortgage Loans purchased by the Depositor pursuant to Section 3.26, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

                           (v) Any amounts required to be deposited with respect
to losses on investments of deposits in an Account; and

                           (vi)  Any  other  amounts received by or on behalf of
the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the related Servicer to the Distribution Account.



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                  (c)  The  amount  at any  time  credited  to the  Distribution
Account shall be held uninvested.

         Section 4.07 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT.

                  (a) The Trustee will, from time to time make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement for the following purposes:

                           (i)  On an ongoing basis, Trustee to pay any expenses
recoverable by the Trustee pursuant to this Agreement.

                           (ii) to  reimburse  the Trustee as Successor Servicer
or the related Servicer for any Advance or Servicing Advance of its own funds, the right of the Trustee as Successor Servicer or the related Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

                           (iii)  to  reimburse  the   Trustee  or  the  related
Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Trustee as Successor
Servicer or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                           (iv)  to  reimburse the Trustee as Successor Servicer
or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Trustee as Successor Servicer or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

                           (v) to reimburse the Trustee as Successor Servicer or
the related Servicer for advances of funds pursuant to this Agreement or the Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

                           (vi)  to  reimburse the Trustee as Successor Servicer
or the related Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

                           (vii)  to pay the PMI Insurer Fee to the PMI Insurer,
to pay the Credit Risk Management Fee with respect to the WMBFA Mortgage Loans to the Seller and to pay the Credit Risk

Management Fee with respect to the Option One Mortgage Loans to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 4.08(b) hereof, the amount of the Credit Risk Management Fee (or any portion thereof) with respect to the Option One Mortgage Loans previously payable to the Credit Risk Manager as described herein shall be paid to the Seller;

                           (viii) to reimburse the Trustee for  expenses,  costs
and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Trustee in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.12);

                           (ix)  to  pay  to  the  Trust  Fund,   as  additional
servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

                           (x) to reimburse or pay the related Servicer any such
amounts as are due thereto under this Agreement or the Servicing Agreement and have not been retained by or paid to the related Servicer, to the extent provided herein and in the Servicing Agreement;

                           (xi) to reimburse  the Trustee for expenses  incurred
in the transfer of servicing responsibilities of a Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

                           (xii)  after the  occurrence  of an event of  default
under the Advance Facility, to reimburse any Advancing Person for any Advances or Servicing Advances made by such Advancing Person pursuant to Section 5.01(b) and not reimbursed to such Advancing Person pursuant to Section 4.02;

                           (xiii) to reimburse the Custodian for expenses, costs
and liabilities incurred or reimbursable to it pursuant to this Agreement or the related Custodial Agreement;

                           (xiv) to remove amounts deposited in error; and

                           (xv) to clear and terminate the Distribution  Account
pursuant to Section 10.01.

                  (b) The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through
(v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.07.

                  (c) On each Distribution Date, the Trustee shall distribute Group I Available Funds, Group II Available Funds, Group III Available Funds, Group IV Available Funds, Group V Available Funds, Group VI Available Funds, and Group VII Available Funds in the Distribution Account to the holders of the Certificates in accordance with Section 5.04.



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         Section 4.08      DUTIES OF THE CREDIT RISK MANAGER; TERMINATION.

                  (a) The Depositor appoints The Murrayhill Company as Credit Risk Manager. For and on behalf of the Depositor and the Trustee, the Credit Risk Manager will provide reports and recommendations concerning the Option One Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement and the Credit Risk Manager shall look solely to Option One for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Option One Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may , at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to Option One, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 4.08(a) shall not become effective until the appointment of a successor Credit Risk Manager.

                  (b) Within six months of the Closing Date, the Seller may, at its option, terminate the Credit Risk Manager if, in its reasonable judgement,
(i) the value of the servicing rights with respect to the Option One Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or (ii) the presence of the Credit Risk Manager impairs the ability of the Seller to transfer the Servicing Rights with respect to the Option One Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Seller may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Seller to the Rating Agencies, the Trustee, the Depositor and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee and the Credit Risk Manager.

                  If the Credit  Risk  Manager is  terminated  pursuant  to this
Section 4.08(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Option One Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Option One Mortgage Loan. The excess of the Credit Risk Management Fee with respect to each Option One Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Seller pursuant to Section 4.07(vii).

                  Notwithstanding anything to the contrary contained herein, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee with respect to any WMBFA Mortgage Loan.

         Section 4.09      LIMITATION UPON LIABILITY OF THE CREDIT RISK MANAGER.

                  Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Option One under the Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by Option One pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

                                    ARTICLE V

                           ADVANCES AND DISTRIBUTIONS


       Section 5.01   ADVANCES; ADVANCE FACILITY.

              (a) Option One shall make an Advance with respect to any Option One Mortgage Loan and deposit such Advance in the Distribution Account no later than 3:00 p.m. Eastern time on the Remittance Date in immediately available funds. WMBFA shall remit any Advance with respect to a WMBFA as required under the Servicing Agreement. The related Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the related Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

              In lieu of making all or a portion of such Advance from its own funds, the related Servicer, pursuant to this Agreement or the Servicing Agreement, as applicable, may (i) cause to be made an appropriate entry in its records relating to the Custodial Account that any Amounts Held for Future Distribution has been used by the related Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Custodial Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the related Servicer by deposit in the Distribution Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

              The related Servicer shall be entitled to be reimbursed from the related Custodial Account for all Advances of its own funds made pursuant to this Section or pursuant to the Servicing Agreement, as applicable, as provided in Section 4.02 or pursuant to the Servicing Agreement. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01 or in the Servicing Agreement.

              Subject to and in accordance with the provisions of Article VIII hereof, in the event that the related Servicer fails to make such Advance, then the Trustee, as Successor Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

              (b)(i) Option One is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect Option One's obligation to fund such Advances and/or Servicing Advances. If Option One enters into such an Advance Facility pursuant to this
Section 5.01(b), upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment at the written direction of Option One in form satisfactory to the Trustee, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by Option One that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent that Option One would be entitled to receive reimbursement as described in Section 4.02. Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than Option One, and include Option One's acknowledgment thereto or proof of an event of default under the Advance Facility; provided, however, that the Trustee shall have no obligation to deal directly with the Advancing Person unless and until and event of default has occurred and is continuing under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 5.01(b). An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer pursuant to Section
8.02 hereof and will not be deemed to be a subservicer under this Agreement.

              (ii) If an Advance Facility is entered into, then Option One shall reimburse the Advancing Person for such Advance or Servicing Advance made by such Advancing Person to the same extent that Option One would have been entitled to reimburse itself for such Advance or Servicing Advance if made by Option One. Upon the occurrence of an event of default under the Advance Facility, Option One shall include the amount reimbursable to such Advancing Person in the applicable remittance to the Trustee made pursuant to Section
4.02. The Trustee is hereby authorized to pay, to the extent funds are available, to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 4.02 had Option One itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any Advance Facility agree.

              (iii) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

              (iv) Other than the obligation of the Trustee to reimbursement any Advancing Person pursuant to this Section 5.01(b), any Advance Facility entered into between Option One and an Advancing Person shall be an agreement between Option One and the Advancing Person only and shall not extend to any successor to Option One hereunder. Option One shall promptly provide written notice to the Trustee of the termination of any Advance Facility.

              (v) Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee and Option One without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

              (vi) Any successor to Option One shall have the right to enter into an Advance Facility with an Advancing Person as described in this Section 5.01(b) to the same extent that Option One pursuant to this Section 5.01(b) may enter into such an Advance Facility with an Advancing Person.

       Section 5.02   COMPENSATING INTEREST PAYMENTS.

       (a) In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Option One Mortgage Loan, Option One shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of and to the extent of, the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, Option One shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or the Certificateholders.

       (b) WMBFA shall remit any required Compensating Interest Payments to the Distribution Account on the Remittance Date as required by the Servicing Agreement.

       Section 5.03   REMIC DISTRIBUTIONS.

              On each Distribution Date the Trustee, shall be deemed to allocate distributions to the REMIC I Regular Interests in accordance with Section 5.07 hereof.

       Section 5.04   DISTRIBUTIONS.

       (a) On each Distribution Date, an amount equal to the Group I Available Funds, the Group II Available Funds, the Group III Available Funds, Group IV Available Funds, Group V Available Funds, Group VI Available Funds and the Group VII Available Funds for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

       (i) on each Distribution Date, the Group I Available Funds will be distributed as follows:

              FIRST, to the Class A1 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group I Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A1 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group I Mortgage Loans will be used to calculate these distributions; and

              THIRD, concurrently, (i) to the Class A1 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group I for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group I for such Distribution Date, in each case, to the extent of remaining Group I Available Funds, until the Certificate Principal Balance of each such Class has been reduced to zero.

              (ii) On each Distribution Date, the Group II Available Funds will be distributed as follows:

              FIRST, to the Class A2 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group II Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A2 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group II Mortgage Loans will be used to calculate these distributions;

              THIRD, concurrently, (i) to the Class A2 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group II for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group II for such Distribution Date, in each case, to the extent of remaining Group II Available Funds, until the Certificate Principal Balance of each such Class has been reduced to zero.

              (iii) on each Distribution Date, the Group III Available Funds will be distributed as follows:

              FIRST, to the Class A3 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group III Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A3 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group III Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group III Mortgage Loans will be used to calculate these distributions; and

              THIRD, concurrently, (i) to the Class A3 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group III for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group III for such Distribution Date, in each case, to the extent of remaining Group III Available Funds, until the Certificate Principal Balance of each such Class has been reduced to zero.

              (iv) on each Distribution Date, the Group IV Available Funds will be distributed as follows:

              FIRST, to the Class A4 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group IV Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A4 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group IV Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group IV Mortgage Loans will be used to calculate these distributions; and

              THIRD, concurrently, (i) to the Class A4 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group IV for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group IV for such Distribution Date, in each case, to the extent of remaining Group IV Available Funds, until the Certificate Principal Balance of each such Class has been reduced to zero.

              (v) on each Distribution Date, the Group V Available Funds will be distributed as follows:

              FIRST, to the Class A5 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such distribution date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group V Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A5 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group V Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group V Mortgage Loans will be used to calculate these distributions; and

              THIRD, concurrently, (i) to the Class A5 Certificates, in reduction of the certificate principal balance thereof, the Senior Optimal Principal Amount for Group V for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group V for such Distribution Date, in each case, to the extent of remaining Group V Available Funds, until the certificate principal balance of each such class has been reduced to zero.

              (vi) on each Distribution Date, the Group VI Available Funds will be distributed as follows:

              FIRST, to the Class A6 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such distribution date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group VI Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A6 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group VI Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group VI Mortgage Loans will be used to calculate these distributions; and

              THIRD, concurrently, (i) to the Class A6 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group VI for such Distribution Date and (ii) to the Class APO Certificates, the Class APO Certificate Principal Distribution Amount for Group VI for such Distribution Date, in each case, to the extent of remaining Group VI Available Funds, until the Certificate Principal Balance of each such Class has been reduced to zero.

              (vii) on each Distribution Date, the Group VII Available Funds will be distributed as follows:

              FIRST, to the Class A7 Certificates and the Class AIO Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group VII Mortgage Loans will be used to calculate these distributions;

              SECOND, to the Class A7 Certificates and Class AIO Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group VII Available Funds; provided, however, that for the purpose of distributions to the Class AIO Certificates under this clause, only the portion of the Class AIO Notional Amount derived from the Group VII Mortgage Loans will be used to calculate these distributions; and

              THIRD, to the Class A7 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for Group VII for such Distribution Date to the extent of remaining Group VII Available Funds, until the Certificate Principal Balance thereof has been reduced to zero.

              (b) On each Distribution Date after distributions pursuant to clauses (a) (i) through (a)(vii) above, to the Class APO Certificates, the Class APO Certificate Deferred Amount, provided, that (i) on any Distribution Date, distributions pursuant to this clause (b) shall not (x) exceed the Subordinate Optimal Principal Amount for such Distribution Date or (y) reduce the Certificate Principal Balance of the Class APO Certificates and (ii) no distribution will be made in respect of the Class APO Certificate Deferred Amount after the Cross-over Date.

              (c) Except as provided in paragraph (d) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group Available Funds after the distributions in clauses (a)
(i) through (a)(vii) and (b) above will be distributed sequentially, in the following order, to the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share, if any, for such Distribution Date, in each case, to the extent of the sum of the remaining Group Available Funds for all Loan Groups.

              (d) If on any Distribution Date on which the aggregate Certificate Principal Balance of any Class or Classes of Senior Certificates (other than Class APO Certificates) would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group (other than the applicable PO Percentage of the related Discount Mortgage Loans) and any Subordinated Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinated Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Certificate Principal balance thereof, until the aggregate Certificate Principal Balance of such Class or Classes of Senior Certificates is an amount equal to the aggregate Stated Principal Balance of the

Mortgage Loans in its related Loan Group (other than the applicable PO Percentage of the related Discount Mortgage Loans), and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinated Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Certificate Principal Balance of such Class or Classes of Senior Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the applicable PO Percentage of the related Discount Mortgage Loans). Any such reduction in the Accrued Certificate Interest on the Subordinated Certificates will be allocated first to the certificates having the lowest payment priority, in this case commencing with the Class B5 Certificates.

              (e) On each Distribution Date prior to the Cross-Over Date, funds otherwise payable to the Subordinated Certificates shall be applied to the payment of the Senior Certificates (i) first, to pay any Accrued Certificate Interest on the Senior Certificates remaining unpaid, (ii) second, to pay Class APO Certificate Deferred Amounts to the Class APO Certificates, (iii) third, to pay principal of one or more Undercollateralized Groups of Senior Certificates and (iv) fourth to maintain subordination levels under limited circumstances where one or more classes of Senior Certificates have been paid in full.

       To the extent any Accrued Certificate Interest with respect to any Class of Senior Certificates remains unpaid, the Group Available Funds remaining after payments of principal and interest on the Senior Certificates related to such Loan Groups will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one Class of Senior Certificates, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full. Such amounts will be paid to the Senior Certificates in accordance with the priorities set forth in this Section 5.04.

       To the extent of any unpaid Class APO Certificate Deferred Amount, the Subordinate Principal Distribution Amount (the amount which would be payable as principal to such Subordinated Certificates absent such cross-collateralization, other than in respect of amounts applied to pay unpaid Accrued Certificate Interest on the Senior Certificates as described in the preceding paragraph) will be applied to pay any such unpaid Class APO Certificate Deferred Amount.

       If on any Distribution Date there exist one or more Undercollateralized Groups, then all amounts otherwise distributable as principal on the Subordinated Certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any Class APO Certificate Deferred Amount as described above) will be paid to those Undercollateralized Groups as principal to the related Senior Certificates (other than the Class APO Certificates) in accordance with the priorities set forth in this Section 5.04 until the aggregate Certificate Principal Balance of such Senior Certificates equals the aggregate principal balance of the related Loan Group as of the following Distribution Date (net of the PO Percentage of the Discount Mortgage Loans in such Loan Group).

       On or after the date on which the Certificate Principal Balances of the Senior Certificates of a Loan Group have been reduced to zero, amounts otherwise distributable as principal on the Subordinated Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to Mortgage Loans in the Loan Group with respect to which the Senior Certificates have been paid in full) will be paid pro rata as principal to the remaining Senior Certificates of the other Loan Groups (other than the Class APO Certificates) in accordance with the priorities set forth in this
Section 5.04 for the applicable Loan Group, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more as a percentage of the aggregate Group Subordinate Amount is greater than or equal to 50%.

       Any application of the Subordinate Principal Distribution Amount pursuant to the preceding three paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth in this Section 5.04.

       On each Distribution Date, any available funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Group Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Certificates (other than the Class AIO Certificates and the Class APO Certificates), pro rata, based upon their Certificate Principal Balances, until all amounts due to all Classes of Certificates have been paid in full, before any amounts are distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

              (f) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

              (g) On each Distribution Date, the Trustee shall prepare the Monthly Statement to Certificateholders for the related Distribution Date (the "Monthly Statement").

       Section 5.05   ALLOCATION OF REALIZED LOSSES.

              (a) On or prior to each Determination Date, the Trustee shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

              (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

              (i) The applicable PO Percentage of any such Realized Loss on a related Discount Mortgage Loan shall be allocated to the Class APO Certificates;

              (ii) The applicable Non-PO Percentage of any such Realized Loss on a Mortgage Loan in each Loan Group shall be allocated as follows:

                     FIRST, to the Class B5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                     SECOND, to the Class B4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                     THIRD, to the Class B3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                     FOURTH, to the Class B2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                     FIFTH, to the Class B1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                     SIXTH, to the Class M Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                     SEVENTH, to the Classes of related Senior Certificates, pro rata, in accordance with their Certificate Principal Balances;

              (c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

              (d) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. Any allocation of Realized Losses shall be accomplished by reducing the Certificate Principal Balances of the related Certificates on the related Distribution Date.

              (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class APO Certificates on any Distribution Date through the Cross-Over Date will be taken into account in determining distributions in respect of the Class PO Certificate Deferred Amount for such Distribution Date.

              (f) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinated Certificates, in the reverse order of their which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

              (g) On each Distribution Date, on or prior to the Cross-Over Date the Trustee shall determine the Class APO Certificate Deferred Payment Writedown Amount, if any. Any such Class APO Certificate Deferred Payment Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinated Certificates in the reverse order of their payment priority beginning with the Class B5 Certificates.

              (h) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinated Certificates in right of distribution, such Realized Losses will be borne by the Subordinated Certificates in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans in any Loan Group will be allocated to the related Senior Certificates (other than the Class AIO and Class APO Certificates).

              (i) Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Trustee discovers, based solely on the reports delivered by the Servicers under this Agreement and the Servicing Agreement, that any Subsequent Recoveries have been collected by any Servicer with respect to the related Mortgage Loans, the Trustee shall reinstate the amount of the Certificate Principal Balance of the Outstanding Class of Certificates with the lowest payment priority which was reduced as a result of the allocation of Realized Losses on such Distribution Date or any prior Distribution Date. To the extent that the amount of the Subsequent Recoveries collected by the Servicers exceed the amount of Realized Losses allocated to the Outstanding Class of Certificates since the Closing Date, the Trustee shall (i) reinstate and reissue any retired Private Certificate, beginning with the retired Class of Private Certificates having the most senior payment priority, for which Realized Losses were allocated on any Distribution Date since the Closing Date and (ii) use reasonable efforts to, to the extent permitted by the Depository, reinstate and reissue any retired Book-Entry Certificate, beginning with the retired Class of Book-Entry Certificates having the most senior payment priority, for which Realized Losses were allocated on any Distribution Date since the Closing Date.

       Section 5.06   MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

              (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates and the Depositor a statement setting forth for the Certificates:

              (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

              (ii) the amount of such distribution to Holders of each Class (other than Class APO) allocable to interest;

              (iii) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

              (iv) the aggregate of the Stated Principal Balances of all of the Mortgage Loans and of the Mortgage Loans in each Loan Group for the following Distribution Date;

              (v) the related amount of the Servicing Fees paid to or retained by the Servicers for the related Due Period;

              (vi) the Pass-Through Rate for each Class of Certificates with respect to the current Interest Accrual Period;

              (vii)  reserved;

              (viii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group for each such Loan Group and the mortgage pool
       (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days,
       (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

              (ix) with respect to any Mortgage Loan that was liquidated during the preceding calendar month in each Loan Group and the mortgage pool, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

              (x) the total number and principal balance of any real estate owned or REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

              (xi) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of such Distribution Date; and

              (xii) the Realized Losses for each Loan Group during the related Prepayment Period and the cumulative Realized Losses for each Loan Group and the mortgage pool through the end of the preceding month.

              The Trustee may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.jpmorganchase.com/absmbs". Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

              (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Depositor, the Servicers and the Credit Risk Manager. The Trustee will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

              (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

              (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

              (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

              (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

              (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

              (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

              (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

              (vi) The amount and timing of any non-interest expenses of a REMIC; and

              (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

              The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

       Section 5.07   REMIC DESIGNATIONS AND REMIC I ALLOCATIONS.

              (a) The Trustee shall elect that each of REMIC I and REMIC II and shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Custodial Accounts maintained by the Servicers, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement. The REMIC I Regular Interests shall constitute the assets of REMIC II.

              (b) On each Distribution Date, the Trustee shall cause the Group I Available Funds, the Group II Available Funds, the Group III Available Funds, the Group IV Available Funds, the Group V Available Funds, the Group VI Available Funds and the Group VII Available Funds, in the following order of priority and in accordance with the Remittance Report, to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates, as the case may be:

              (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

              (ii) In accordance with the priorities set forth in Section 6.06(c), an amount equal to the sum of the amounts distributable in respect of principal on the REMIC II Certificates (other than the Class AIO Certificates) under Section 6.04.

              (c) The amount described in Section 6.06(b)(ii) shall be deemed distributed as follows:

              FIRST, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over
(y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO and Class APO Certificates) and the applicable portion of the Class APO Certificates in the related Loan Group; provided, however, that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be deemed distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained; provided, further that all distributions on such REMIC I Regular Interests shall be deemed to be from principal received on Mortgage Loans in the related Loan Group;

              SECOND, REMIC I Regular Interest LT-1PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group I in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date, REMIC I Regular Interest LT-2PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group II in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date, REMIC I Regular Interest LT-3PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group III in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date, REMIC I Regular Interest LT-4PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group IV in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date, REMIC I Regular Interest LT-5PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group V in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date, REMIC I Regular Interest LT-6PO shall be deemed distributed a portion of the principal received on the Discount Mortgage Loans in Loan Group VI in an amount equal to the amount distributed on the applicable portion of the Class APO Certificates on such Distribution Date; and

              THIRD, any remaining principal received on Mortgage Loans in each Loan Group shall be deemed distributed to the related REMIC I Regular Interest ending with the designation "ZZZ."

              (d) In determining from time to time the REMIC I Regular Interest distribution amounts, Realized Losses on the Mortgage Loans in Loan Group I allocated to the REMIC II Regular Interests shall be allocated to the REMIC I Regular Interests as follows:

              FIRST, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over
(y) the Certificate Principal Balance of the Senior Certificates (other than the Class AIO and Class APO Certificates) and the applicable portion of the Class APO Certificates in the related Loan Group; provided, however, that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses principal shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained; provided, further that all Realized Losses applied to such REMIC I Regular Interests shall be deemed to be Realized Losses on Mortgage Loans in the related Loan Group;

              SECOND, Realized Losses from Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI applied to the Class APO Certificates shall be deemed applied to REMIC I Regular Interest LT-1PO, REMIC I Regular Interest LT-2PO, REMIC I Regular Interest LT-3PO, REMIC I Regular Interest LT-4PO, REMIC I Regular Interest LT-5PO and REMIC I Regular Interest LT-6PO, respectively; and

              THIRD, any remaining Realized Losses with respect to Mortgage Loans in each Loan Group shall be applied to the related REMIC I Regular Interest ending with the designation "ZZZ."

              (e) Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 5.07, distributions of funds from the Distribution Account shall be made only in accordance with Section 6.05.

                                   ARTICLE VI

                                THE CERTIFICATES

       Section 6.01   THE CERTIFICATES.

              The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-7. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

         Minimum       Integral Multiple in   Original Certificate
Class  Denomination      Excess-of-Minimum      Principal-Balance        Pass-Through Rate
-----  ------------      -----------------      -----------------        -----------------
A1        $25,000             $1,000              $  23,492,000      Class A1 Pass-Through Rate
A2        $25,000             $1,000              $  44,220,000      Class A2 Pass-Through Rate
A3        $25,000             $1,000              $  30,365,000      Class A3 Pass-Through Rate
A4        $25,000             $1,000              $  52,811,000      Class A4 Pass-Through Rate
A5        $25,000             $1,000              $  22,152,000      Class A5 Pass-Through Rate
A6        $25,000             $1,000              $   9,375,000      Class A6 Pass-Through Rate
A7        $25,000             $1,000              $  11,035,000      Class A7 Pass-Through Rate
APO       $25,000             $1,000              $1,780,192.97      N/A
AIO       $25,000             $1,000                        N/A      Class AIO Pass-Through Rate
 M        $25,000             $1,000              $   6,525,000      Class M Pass-Through Rate
B1        $25,000             $1,000              $   3,157,000      Class B Pass-Through Rate
B2        $25,000             $1,000              $   1,789,000      Class B Pass-Through Rate
B3        $25,000             $1,000              $   1,684,000      Class B Pass-Through Rate
B4        $25,000             $1,000              $     948,000      Class B Pass-Through Rate
B5        $25,000             $1,000              $1,157,815.65      Class B Pass-Through Rate

              The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

              The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

       Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

              (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

              At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

              No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

              All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

              (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Seller against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

              No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (iii) in the case of a Class B3, Class B4 or Class B5 Certificate, a representation (or, in the case of book entry certificate, a deemed representation) that the proposed transfer and holding of the Certificate and the servicing, management, and operation of the trust and its assets (A) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, prohibited transaction exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (B) will not give rise to any additional fiduciary duties on the part of the Depositor, the Trustee or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Trustee shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and the Trustee shall not have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. The Trustee shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

              Each beneficial owner of a Class M or Class B1 or Class B2 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

              (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

              (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

              (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

              (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual

       Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

              (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
       Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by
       Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

              The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Seller to the effect that the elimination of such restrictions will not cause REMIC I and/or REMIC II, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

              (d) The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Seller.

       Section 6.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

              If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 7.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

       Section 6.04   PERSONS DEEMED OWNERS.

              The Trustee and any agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

       Section 6.05   ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

              If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

       Section 6.06   BOOK-ENTRY CERTIFICATES.

              The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

              (a) the provisions of this Section shall be in full force and effect;

              (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

              (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

              (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

              (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

              (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

              (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

              For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

       Section 6.07   NOTICES TO DEPOSITORY.

              Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 6.08      DEFINITIVE CERTIFICATES.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

       Section 6.09   MAINTENANCE OF OFFICE OR AGENCY.

              The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at 2001 Bryan Street, 8th Floor, Dallas, Texas, 75201, Attention: ITS Transfer Department, Nomura Asset Acceptance Corporation, 2003-A1 where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VII

                          THE DEPOSITOR AND OPTION ONE


       Section 7.01 LIABILITIES OF THE DEPOSITOR AND OPTION ONE. Each of the Depositor and Option One shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

       Section 7.02   MERGER OR CONSOLIDATION OF THE DEPOSITOR OR OPTION ONE.

              (a) Each of the Depositor and Option One will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

              (b) Any Person into which the Depositor or Option One may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or Option One shall be a party, or any Person succeeding to the business of the Depositor or Option One shall be the successor of the Depositor or Option One hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       Section 7.03   INDEMNIFICATION DEPOSITOR.

              (a) The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation and the termination of this Agreement.

              (b) Option One agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to Option One's gross negligence in the performance of its duties under this Agreement or failure to service the Option One Mortgage Loans in material compliance with the terms of this Agreement and for breach of any representation or warranty of Option One contained herein. Option One shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Option One Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify Option One shall not limit its obligations hereunder. Option One agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

       Section 7.04 LIMITATIONS ON LIABILITY OF THE DEPOSITOR, OPTION ONE AND OTHERS. Subject to the obligation of the Depositor and Option One to indemnify the Indemnified Persons pursuant to Section 7.03:

              (a) Neither the Depositor, Option One nor any of the directors, officers, employees or agents of the Depositor and Option One shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, Option One or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

              (b) The Depositor, Option One and any director, officer, employee or agent of the Depositor and Option One may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

              (c) The Depositor, Option One, the Trustee, each Custodian and any director, officer, employee or agent of the Depositor, Option One, the Trustee or either Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or either expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or the Servicing Agreement, other than (i) with respect to such Servicer, any such loss, liability or expense related to the related Servicer's failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or the Servicing Agreement, or, with respect to the Custodian, to the related Custodian's failure to perform its duties hereunder or under the related Custodial Agreement, (ii) with respect to such Servicer, any such loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Servicing Agreement, as applicable or (iii) with respect to such Custodian, any such loss, liability or expense incurred by reason of the

Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the related Custodial Agreement, as applicable.

              (d) Neither the Depositor nor Option One shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Trustee may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Subsection 7.04(d) shall affect the Trustee's obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

              (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

              (f) The Trustee shall not be liable for any acts or omissions of the Servicers, the Depositor or the Custodians.

       Section 7.05   SERVICER NOT TO RESIGN.

              (a) Option One shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by Option One. Any determination permitting the resignation of Option One shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No appointment of a successor to Option One shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of Option One hereunder to the extent of the Option One Mortgage Loans to be serviced by such successor. Option One shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee. No such resignation shall become effective until a Qualified Successor or the Trustee shall have assumed Option One's responsibilities and obligations hereunder. Option One shall notify the Trustee and the Rating Agencies of the resignation of Option One.

       Section 7.06   TERMINATION OF OPTION ONE WITHOUT CAUSE.

              The Seller may, at its option, terminate the servicing responsibilities of Option One hereunder with respect to the Option One Mortgage Loans without cause. No such termination shall become effective unless and until a successor to Option One shall have been appointed to service and administer the Option One Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor to Option One meets the eligibility criteria contained in Section 8.02, (ii) the Trustee shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (iv) such successor has agreed to assume the obligations of Option One hereunder to the extent of the Option One Mortgage Loans and (v) all amounts reimbursable to Option One pursuant to the terms of this Agreement shall have been paid to Option One by the successor appointed pursuant to the terms of this
Section 7.06 or by the Seller. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee.

                                  ARTICLE VIII

                        DEFAULT; TERMINATION OF SERVICER

       Section 8.01   SERVICER DEFAULT.

              In case one or more of the following events of default by the Servicer (each, a "Servicer Default") shall occur and be continuing, that is to say:

              (i) any failure by Option One to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days; or

              (ii) failure on the part of Option One duly to observe or perform in any material respect any other of the covenants or agreements on the part of Option One set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Option One and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

              (iv) Option One shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Option One or of or relating to all or substantially all of its property; or

              (v) Option One shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

              (vi) Option One attempts to assign its right to servicing compensation hereunder or Option One attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

              (vii) Option One ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects Option One's ability to perform its obligations hereunder; or

              (viii) a default by WMBFA under the Servicing Agreement;

       then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Trustee, by notice in writing to the related Servicer shall with respect to a payment default by the related Servicer pursuant to Section 8.01(i) above or Section 6.1(i) of the Servicing Agreement and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the related Servicer under this Agreement or the Servicing Agreement, as applicable and in and to the related Mortgage Loans and the proceeds thereof without compensating the related Servicer for the same. On or after the receipt by a Servicer of such written notice, all authority and power of Servicer under this Agreement or the Servicing Agreement, as applicable, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Upon written request from the Trustee, the related Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee's possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at the related Servicer's sole expense; provided, however, in no event shall Option One be responsible for any expenses incurred as a result of any termination pursuant to
Section 8.01(viii) above. Option One, pursuant to this Agreement or WMBFA pursuant to the Servicing Agreement, as applicable, shall cooperate with the Trustee in effecting the termination of the related Servicer's responsibilities and rights hereunder or under the Servicing Agreement, as applicable, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the related Servicer to its Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans or any related REO Property. The Trustee shall not have knowledge of a Servicer Default unless a Responsible Officer of the Trustee has actual knowledge or unless written notice of any Servicer Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust Fund or this Agreement.

       Section 8.02   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

              On and after the time a Servicer receives a notice of termination pursuant to Section 8.01 hereof or pursuant to the Servicing Agreement, the Trustee shall automatically become the successor to such Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or the Servicing Agreement and applicable law including the obligation to make Advances pursuant to Article VI hereof or pursuant to the Servicing Agreement except as otherwise provided herein; provided, however, that the Trustee's obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Trustee in such capacity will make any Advance required to be made by the predecessor Servicer on the Distribution Date on which the predecessor Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder or pursuant to the Servicing Agreement, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the Servicer pursuant to Section 2.03 or the Servicing Agreement or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder or under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer hereunder or under the Servicing Agreement. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the Servicing Agreement with respect to which the related Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of such Servicer under Section 8.01 or as otherwise set forth herein or the Servicing Agreement), with like effect as if originally named as a party to this Agreement and the Servicing Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of a Servicer in accordance with this Section 8.02, the Trustee shall not resign as Servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Servicer hereunder or under the Servicing Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder or under the Servicing Agreement, in either case caused by the failure of the

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


related Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

              The costs and expenses of the Trustee in connection with the termination of a Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer, shall be payable to the Trustee from the Distribution Account pursuant to Section 4.07. Any successor to the terminated Servicer as successor servicer under this Agreement or a separate servicing agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the related Servicer is required to maintain pursuant to
Section 3.04 hereof or the corresponding section of the Servicing Agreement.

       Section 8.03   NOTIFICATION TO CERTIFICATEHOLDERS.

              (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

              (b) Within 60 days after the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

       Section 8.04   WAIVER OF SERVICER DEFAULTS.

              The Trustee may waive only by written notice from Certificateholders evidencing 66 2/3 of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by a Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.


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


                                   ARTICLE IX

                    CONCERNING THE TRUSTEE AND THE CUSTODIAN

       Section 9.01   DUTIES OF TRUSTEE.

              (a) The Trustee, prior to the occurrence of a Servicer Default, and after the curing or waiver of all Servicer Defaults, which may have occurred undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If a Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

              (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Servicer.

              (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein based the applicable Remittance Report.

              (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

              (i) Prior to the occurrence of a Servicer Default and after the curing or waiver of all such Servicer Default which may have occurred with respect to the Trustee, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

              (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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


              (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement;

              (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Servicer Default;

              (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

              (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were forseeable or contemplated; and

              (vii) None of the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer hereunder or under the Servicing Agreement.

              (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

       Section 9.02   CERTAIN MATTERS AFFECTING THE TRUSTEE.

              (a)    Except as otherwise provided in Section 9.01:


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


              (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Depositor or any Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

              (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

              (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

              (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the

       Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

              (vii) Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

              (viii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

              (ix) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement; and

              (x) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the related Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge or
       (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

       Section 9.03   TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

              The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.05 of this Agreement. The Trustee's signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. The Trustee (other than in its capacity as Custodian and on such capacity, subject to the provisions of Section 2.06 hereof) shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

       Section 9.04   TRUSTEE MAY OWN CERTIFICATES.

              The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

       Section 9.05   TRUSTEE'S FEES AND EXPENSES.

              The Trustee shall withdraw from the Distribution Account on each Distribution Date of the Trustee Fee. In addition, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Trustee as additional compensation.

              In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee in connection with the performance of its duties and obligations hereunder or under any related documents, any Servicer Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The rights of the Trustee under this Section 9.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

       Section 9.06   ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

              The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or

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


examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

       Section 9.07   INSURANCE.

              The Custodian hereunder, at its own expense, shall at all times maintain and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians but, in any event not less than that required by Fannie Mae. Evidence of such insurance shall be furnished to any Certificateholder upon reasonable written request.

       Section 9.08   RESIGNATION AND REMOVAL OF TRUSTEE.

              The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Seller, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

              If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee and the successor trustee.

              The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

              Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.09 hereof.

       Section 9.09   SUCCESSOR TRUSTEE.

              Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

              No successor trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

              Upon acceptance of appointment by a successor trustee as provided in this Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

       Section 9.10   MERGER OR CONSOLIDATION OF TRUSTEE.

              Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       Section 9.11   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

              Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

              Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee as Successor Servicer under this Agreement or the Servicing Agreement, as applicable, to advance funds on behalf of the such Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

              (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

              Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor. The Trust Fund shall pay associated fees and expenses.

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


              Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

       Section 9.12   TAX MATTERS.

              It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC

Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Trustee pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Trustee shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

              In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

              In the event that any tax is imposed on "prohibited transactions" of any of REMIC I or REMIC II as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in
Section 860G(c) of the Code, on any contribution to any of REMIC I or REMIC II after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon

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any of REMIC I or REMIC II, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Section, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class B5 Certificates, second, to the Class B4 Certificates, third, to the Class B3 Certificates, fourth to the Class B2 Certificates, fifth to the Class B1 Certificates, sixth to the Class M Certificates and seventh, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

       Section 9.13   CUSTODIAN'S FEES AND EXPENSES.

              The Seller covenants and agrees to pay the Custodian from time to time, and the Custodian shall be entitled to reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Custodian hereunder, and the Seller will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to this Agreement.

       Section 9.14   INDEMNIFICATION OF CUSTODIAN.

              The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder except to the extent caused by the Custodian's negligence or willful misconduct. If funds in

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the Trust Fund are insufficient therefor, the Custodian shall recover such expenses from the Seller. The indemnification provided for under this Section
9.14 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

       Section 9.15   RELIANCE OF CUSTODIAN.

              (a) The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, direction, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement;

              (b) The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. The Custodian shall have no responsibility nor duty with respect to any Mortgage File while such Mortgage File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee with respect to a Mortgage File without incurring any liability therefor to the Trustee or any other Person;

              (c) The Custodian shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Custodian unless it shall be proved that the Custodian was negligent in ascertaining the pertinent facts;

              (d) Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated;

              (e) The Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it is not reasonably assured to it;

              (f) The Custodian may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (g) The Custodian makes no representations and has no responsibilities as to (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the

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documents contained in the Mortgage Files or any of the Mortgage Loans or (ii)
the collectability, insurability, effectiveness or suitability of any such Mortgage Loan;

              (h) Neither the Custodian nor any of this directors, officers, agents or employees shall be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The obligations of the Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or any of its directors, officers, agents or employees shall be implied with respect to this Agreement or the Custodian's services hereunder;

              (i) The Custodian, its directors, officers and employees shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face;

              (j) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything to the contrary herein notwithstanding.

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


                                    ARTICLE X

                                   TERMINATION

       Section 10.01   TERMINATION UPON LIQUIDATION OR REPURCHASE
                       OF ALL MORTGAGE LOANS.

              Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Depositor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the "Mortgage Loan Purchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) unreimbursed out-of pocket costs of the Servicers or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

              The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating five percent or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

       Section 10.02   FINAL DISTRIBUTION ON THE CERTIFICATES.

              If on any Determination Date, (i) the Trustee determines based on the reports delivered by the Servicers under this Agreement and the Servicing Agreement that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Trustee shall to send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the

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


office of the Trustee set forth herein. If the Depositor elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Depositor shall notify the Trustee of the date the Depositor intends to terminate the Trust Fund. The Depositor shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Depositor.

              Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

              In the event such notice is given, the Depositor shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Depositor, as applicable the Mortgage Files for the Mortgage Loans and any documents necessary to transfer any REO Property.

              Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

              In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two years after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Trustee shall release such funds upon written direction.

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


       Section 10.03   ADDITIONAL TERMINATION REQUIREMENTS.

              (a) Upon exercise by the Depositor of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (1) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I and REMIC II pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Depositor;

              (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor shall sell all of the assets of REMIC I and REMIC II for cash; and

              (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

              (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

              (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.


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


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

       Section 11.01   AMENDMENT.

              This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Trustee or the Custodial Account maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

              Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I and REMIC II as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I or REMIC II pursuant to the Code that would be a claim against any of REMIC I or REMIC II at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

              This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I or REMIC II to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

              Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I or REMIC II or the Certificateholders or cause REMIC I or REMIC II to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

              Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

              It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

       Section 11.02   RECORDATION OF AGREEMENT; COUNTERPARTS.

              To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller or the Depositor shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

              For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

       Section 11.03   GOVERNING LAW.

              THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN

ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

       Section 11.04   INTENTION OF PARTIES.

              It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable , for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

              The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

       Section 11.05   NOTICES.

              (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

              (i)    Any material change or amendment to this Agreement;

              (ii) The occurrence of any Event of Default that has not been cured;

              (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor; and

              (iv)   The final payment to Certificateholders.

              In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

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


              (i)    Each report to Certificateholders described in Section
       5.05;

              (ii) Each annual statement as to compliance described in Section 3.16; and

              (iii) Each annual independent public accountants' servicing report described in Section 4.17.

              (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1; (ii) in the case of the Seller, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1 or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Rating Agencies, (x) Fitch Ratings, One State Street Plaza, New York, New York 10004 and (y) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group. Any notice delivered to the Seller or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

       Section 11.06   SEVERABILITY OF PROVISIONS.

              If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

       Section 11.07   ASSIGNMENT.

              Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Seller or the Depositor.

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


       Section 11.08   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

              The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

              No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

              No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

       Section 11.09   CERTIFICATES NONASSESSABLE AND FULLY PAID.

              It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

       Section 11.10   EXECUTION BY TRUSTEE.

              The Trustee is hereby authorized to execute the Custodial Assignment, Assignment Agreement and the U.S. Bank Custodial Agreement on behalf of the Certificateholders.

                                      * * *

              IN WITNESS WHEREOF, the Depositor, the Seller, Option One and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         NOMURA ASSET ACCEPTANCE
                                         CORPORATION,
                                                 as Depositor


                                         By: /s/ Jay Gracin
                                            ------------------------------------
                                         Name:  Jay Gracin
                                         Title: Assistant Secretary


                                         NOMURA CREDIT & CAPITAL, INC.,
                                                  as a Seller


                                         By: /s/ N. Dante La Rocca
                                            ------------------------------------
                                         Name: N. Dante La Rocca
                                         Title: Authorized Agent


                                         OPTION ONE MORTGAGE CORPORATION,
                                                  as Servicer


                                         By:/s/ John Vella
                                            ------------------------------------
                                         Name: John Vella
                                         Title: CSO


                                         JPMORGAN CHASE BANK
                                                  as Trustee


                                         By: /s/ Mary Boyle
                                            ------------------------------------
                                         Name: Mary Boyle
                                         Title: Vice President

                                         JPMORGAN CHASE BANK
                                              as Custodian


                                         By: /s/ Mary Boyle
                                            ------------------------------------
                                         Name: Mary Boyle
                                         Title: Vice President



ACKNOWLEDGED AND AGREED (WITH
RESPECT TO SECTIONS 4.08 AND 4.09):



THE MURRAYHILL COMPANY


By: /s/ Margaret Sue Ellis
   ------------------------------------
Name: Margaret Sue Ellis
Title: President and CEO

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

              On this ___ day of April, 2003, before me, a notary public in and for said State, appeared ______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ----------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF                )
                        ) ss.:
COUNTY OF               )

              On this ____ day of April, 2003, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ----------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

              On this ____ day of April, 2003, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Option One Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ----------------------------
                                                    Notary Public


[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

              On this ____ day of April, 2003, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of JPMorgan Chase Bank that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ----------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF COLORADO   )
                    ) ss.:
COUNTY OF           )

              On this ___ day of April, 2003, before me, a notary public in and for said State, appeared ______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of The Murrayhill Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ----------------------------
                                                    Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                             CLASS A[__] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.








                                     A-1-1

Certificate No.1                                 Pass-Through Rate: ___%

Class A[__] Senior

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------------


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class A[__] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one-to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the



                                      A-1-2

"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is ______________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting
                                      A-1-3

Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-1-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                    JPMORGAN CHASE BANK,
                                              not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                  ------------------------------
                                                       Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A[__] Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of JPMorgan
                                              Chase Bank, not in its individual
                                              capacity but solely as Trustee

                                              By:
                                                  ------------------------------
                                                       Authorized Signatory












                                     A-1-5

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________.

                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.





                                     A-1-6

                                   EXHIBIT A-2

                              CLASS APO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.






                                     A-2-1

Certificate No.1

Class APO Senior

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

-----------


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class APO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC, the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as



                                      A-2-2
seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of principal required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is ___________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates evidencing over 50% of the Voting Rights

                                      A-3-4
of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-2-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                JPMORGAN CHASE BANK,
                                              not in its individual capacity but
                                              solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class APO Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of JPMorgan
                                              Chase Bank, not in its individual
                                              capacity but solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory









                                     A-2-5

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________________.

                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.






                                     A-2-6

                                   EXHIBIT A-3

                              CLASS AIO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.







                                      A-3-1

Certificate No.1                                 Variable Pass-Through Rate

Class AIO Senior

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class AIO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the

                                      A-3-2

"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Balance hereof at a per annum rate as set forth in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in _____________.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Class AIO Certificates have no Certificate Principal Balance. The Initial Notional Balance of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such class or classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of

                                      A-3-3
any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                      A-3-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                JPMORGAN CHASE BANK,
                                              not in its individual capacity but
                                              solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class AIO Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of JPMorgan
                                              Chase Bank, not in its individual
                                              capacity but solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory






                                      A-3-5

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________.


                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.








                                     A-3-6

                                   EXHIBIT A-4

                           FORM OF CLASS M CERTIFICATE

                  THIS CLASS M CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  EACH BENEFICIAL OWNER OF A CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 2002-41 AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY S&P, FITCH OR MOODY'S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES AND CLASS PO CERTIFICATE DEFERRED PAYMENT WRITEDOWN AMOUNTS, ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT.



                                      A-4-1

ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.












                                     A-4-2

Certificate No.__                                Variable Pass-Through Rate

Class M Subordinate

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class M Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the

                                     A-4-3

"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is _____________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The  Agreement   permits,   with  certain  exceptions  therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the

                                      A-4-4

Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  Each beneficial owner of a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the


                                      A-4-5
optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: April 29, 2003                JPMORGAN CHASE BANK
                                              Not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                 -------------------------------
                                                      Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of JPMorgan
                                              Chase Bank, not in its individual
                                              capacity but solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory





                                     A-4-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _______________________________________.

                  This information is provided by _________________________, the assignee named above, or ________________________, as its agent.









                                     A-4-7

                                   EXHIBIT A-5

                        FORM OF CLASS B[1][2] CERTIFICATE

                  THIS CLASS B[1][2] CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND] THE CLASS M CERTIFICATES [THE CLASS B_ CERTIFICATES, [AND] THE CLASS B_ CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES AND CLASS PO CERTIFICATE DEFERRED PAYMENT WRITEDOWN AMOUNTS, ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  EACH BENEFICIAL OWNER OF A CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 2002-41 AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY S&P, FITCH OR MOODY'S


                                      A-5-1

INVESTORS  SERVICE,  INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN
INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.__                                Variable Pass-Through Rate

Class B[__] Subordinate

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class B[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                                      A-5-2

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is _______________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                                      A-5-3

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  Each beneficial owner of a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and
                                      A-5-4
subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                         JPMORGAN CHASE BANK
                                              Not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Signatory


                                      A-5-5

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B[1][2][3] Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK
                                        Authorized signatory of JPMorgan Chase
                                        Bank, not in its individual capacity but solely as Trustee

                                        By:
                                           -------------------------------------
                                                    Authorized Signatory












                                     A-5-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________.

                  This information is provided by _________________________, the assignee named above, or ________________________, as its agent.








                                     A-5-7

                                   EXHIBIT A-6

                            CLASS B[4][5] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B1 CERTIFICATES, THE CLASS B2 CERTIFICATES [AND] THE CLASS B3 CERTIFICATES [AND THE CLASS B4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES AND CLASS PO CERTIFICATE DEFERRED PAYMENT WRITEDOWN AMOUNTS ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1)  PURSUANT TO RULE 144A UNDER


                                      A-6-1

THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE
AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.




                                     A-6-2

Certificate No.__                                Variable Pass-Through Rate

Class B[__] Subordinate

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------



                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class B[4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date

                                      A-6-3
specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Final Scheduled Distribution Date is ________________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the


                                      A-6-4

Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class B[_] Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B[3][4][5] Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or [in the case of the Class B-3, B-4 and B-5 Certificates] that the proposed transfer and holding of the Certificate and the servicing, management, and operation of the trust and its assets (A) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, prohibited transaction exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (B) will not give rise to any additional fiduciary duties on the part of the Depositor, the Trustee or any Servicer.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive


                                      A-6-5
and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                      A-6-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                 JPMORGAN CHASE BANK
                                              Not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B[4][5] Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of JPMorgan
                                              Chase Bank, not in its individual
                                              capacity but solely as Trustee

                                              By:
                                                 -------------------------------
                                                       Authorized Signatory






                                      A-6-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________.

                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.







                                     A-6-8

                                   EXHIBIT A-7

                               CLASS R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE
AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(A) OF THE CODE (ANY SUCH PERSON

                                      A-7-1

DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.














                                     A-7-2

Certificate No.__                                Pass-Through Rate: ____%

Class R                                          Percentage Interest: 100%

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the

                                      A-7-3
extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Final Stated Final Distribution Date
______________.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those expressly undertaken in the Pooling Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not

                                      A-7-4
an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner


                                      A-7-5
hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.







                                     A-7-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                JPMORGAN CHASE BANK,
                                              not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                 -------------------------------
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of Bank One,
                                              National Association, not in its
                                              individual capacity but solely as
                                              Trustee

                                             By:
                                                 -------------------------------
                                                      Authorized Signatory




                                     A-7-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________.

                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.


                                      A-7-8

                                   EXHIBIT A-8

                               CLASS P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                                      A-8-1

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE
AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.__                                Pass-Through Rate:0.00%

Class P

Date of Pooling and Servicing Agreement and      Aggregate Initial Certificate Principal Balance
Cut-off Date:                                    of this Certificate as of the Cut-off Date:
April 1, 2003                                    $___________

First Distribution Date:                         Initial Certificate Principal Balance of this
May 25, 2003                                     Certificate as of the Cut-off Date:
                                                 $___________

Trustee: JPMorgan Chase Bank                     CUSIP: ___________

Final Scheduled Distribution Date:

--------------


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-A1

         evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                                      A-8-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the
"Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Final Scheduled Distribution Date is _________________ and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of


                                      A-8-3

Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class P Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class P Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those expressly undertaken in the Pooling Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such

                                      A-8-4
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to
Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-8-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 29, 2003                JPMORGAN CHASE BANK,
                                              not in its individual capacity but
                                              solely as Trustee


                                              By:
                                                 -------------------------------
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                              JPMORGAN CHASE BANK
                                              Authorized signatory of Bank One,
                                              National Association, not in its
                                              individual capacity but solely as
                                              Trustee

                                             By:
                                                 -------------------------------
                                                      Authorized Signatory




                                     A-8-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s)
and  transfer(s)  unto   __________________________________   (Please  print  or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                             ---------------------------------------------------
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to______________________________.

                  This information is provided by    ______________________, the
assignee named above, or ________________________, as its agent.






                                     A-8-7

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                  The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)    the loan number;

(ii)   the Mortgage Rate in effect as of the Cut-off Date;

(iii)  the Servicing Fee Rate;

(iv)   the Net Mortgage Rate in effect as of the Cut-off Date;

(v)    the maturity date;

(vi)   the original principal balance;

(vii)  the Cut-off Date Principal Balance;

(viii) the original term;

(ix)   the remaining term;

(x)    the property type;

(xi)   the MIN with respect to each Mortgage Loan;

(xii)  the Loan Group;

(xiii) the applicable Servicer; and

(xiv)  the applicable Custodian.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                     EXHIBIT C-1
                          FORM OF INITIAL CERTIFICATION

Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York  10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2003-A1

       Re: Pooling and Servicing Agreement, dated as of April 1, 2003, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee, issuing Mortgage-pass Through Certificates, Series 2003-A1
            ----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                               JPMORGAN CHASE BANK, as Custodian


                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:



                                     C-1-1

                                                                     EXHIBIT C-2
                          FORM OF INTERIM CERTIFICATION

Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York  10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2003-A1

       Re: Pooling and Servicing Agreement, dated as of April 1, 2003, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee, issuing Mortgage-pass Through Certificates, Series 2003-A1
            ----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordabililty, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                              JPMORGAN CHASE BANK, as Custodian


                                              By:
                                                   -----------------------------
                                              Name:
                                              Title:



                                     C-2-1

                                                                     EXHIBIT C-3

                          FORM OF FINAL CERTIFICATION

Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York  10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2003-A1

       Re: Pooling and Servicing Agreement, dated as of April 1, 2003, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as trustee, Issuing Mortgage-pass Through Certificates, Series 2003-A1
            ----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section
2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                              JPMORGAN CHASE BANK, as Custodian

                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:



                                     C-3-1

                                                                       EXHIBIT D

                           FORM OF TRANSFER AFFIDAVIT

                                                   Affidavit pursuant to Section
                                                   860E(e)(4)  of  the  Internal
                                                   Revenue  Code  of  1986,   as
                                                   amended,    and   for   other
                                                   purposes

STATE OF          )
                  )ss:
COUNTY OF         )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Nomura Asset Acceptance Corporation Alternative Loan Trust, Mortgage Pass Through Certificates, Series 2003-A1, Class R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Nomura Asset Acceptance Corporation (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4.   That   the   Investor's   taxpayer    identification   number   is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                     [NAME OF INVESTOR]


                                     By:
                                          --------------------------------------
                                         [Name of Officer]
                                         [Title of Officer]
                                         [Address of Investor for receipt of
                                         distributions]

                                         Address of Investor for receipt of tax
                                         information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT E

                         FORM OF TRANSFEROR CERTIFICATE

                              ______________,200___


Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004-2477

Attention: Nomura Asset Acceptance Corporation Alternative Loan Trust, Series 2003-A1

                  Re:  Nomura Asset Acceptance Corporation
                       Mortgage Pass-Through Certificates, Series 2003-A1, Class
                       ---------------------------------------------------------

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2002-AC5, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2003 among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                              Very truly yours,



                                              ----------------------------------
                                              (Seller)


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                                       EXHIBIT F

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                ___________,200__

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004

Attention:  Nomura Asset Acceptance Corporation, Alternative Loan Trust, 2003-A1
            Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust,
                Mortgage Pass-Through Certificates, Series 2003-A1

Ladies and Gentlemen:

         _______________ (the "Purchaser") intends to purchase from ____________ (the "Seller") $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2003-A1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2003 among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer and JP Morgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the
                  Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                Very truly yours,


                                                --------------------------------
                                                (Purchaser)

                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT G

                       FORM OF RULE 144A INVESTMENT LETTER

                                                                          [Date]

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004

     Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage
         Pass-Through Certificates, Series 2003-A1 (the "Certificates"), including the Class Certificates (the "Privately Offered Certificates")
         -----------------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                         (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and
                         (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                         (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if JPMorgan Chase Bank (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either:  (i) are not acquiring the Privately Offered
                         Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

                  (ix) We understand that each of the Class ___ Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE
                         SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED

                         DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED,
                         UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

         "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2003, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as servicer and JPMorgan Chase Bank, as Trustee (the "Pooling and Servicing Agreement').

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):
                          ---------------------------

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                           -------------------------------------
                                                   (Authorized Officer)

                                               [By:
                                                   -----------------------------
                                                    Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                        [NAME OF NOMINEE]

                                        By:
                                           -------------------------------------
                                                   (Authorized Officer)

                                               [By:
                                                   -----------------------------
                                                    Attorney-in-fact]

                                                                       EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS

To: JPMorgan Chase Bank
    Institutional Trust Services
    4 New York Plaza, 6th Floor
    New York, New York 10004-2477

RE: Pooling and  Servicing  Agreement  dated as of April 1, 2003,  among  Nomura
    Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as seller Option One MORTGAGE CORPORATION, AS SERVICER, AND JPMORGAN CHASE BANK, AS TRUSTEE

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (CHECK ONE):

_____     1.     Mortgage Paid in Full and proceeds have been deposited into the
                 Custodial Account

_____     2.     Foreclosure

_____     3.     Substitution

_____     4.     Other Liquidation

____      5.     Nonliquidation Reason:
                                        ---------------------

_____     6.     California Mortgage Loan paid in full


                                         By:
                                                --------------------------------
                                                      (authorized signer)

                                            Issuer:
                                                     ---------------------------
                                            Address:
                                                      --------------------------
                                            Date:
                                                  ------------------------------

                                                                       EXHIBIT I



                          DTC Letter of Representations
                             [provided upon request]

                                                                       EXHIBIT J


                   Schedule of Mortgage Loans with Lost Notes
                                     [None]

                                                                       EXHIBIT K

                           FORM OF CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement'), dated as of April 29, 2003, by and among US BANK, NATIONAL ASSOCIATION as custodian (the "Custodian"), JPMORGAN CHASE BANK, as trustee (the "Trustee"), NOMURA ASSET ACCEPTANCE CORPORATION, as depositor (the "Depositor"), NOMURA CREDIT & CAPITAL, INC., as seller (the "Seller") and OPTION ONE MORTGAGE CORPORATION, as servicer (the "Servicer").

                                WITNESSETH THAT:

                  WHEREAS, the Depositor, the Servicer, the Trustee and Nomura Credit & Capital, Inc. (the "Seller") have entered into a Pooling and Servicing Agreement, dated as of April 1, 2003, relating to the issuance of Nomura Asset Acceptance Corporation, Alternative Loan Trust Mortgage Pass-Through Certificates, Series 2003-A1 (as amended from time to time, the "Pooling and Servicing Agreement,"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

         Section 2.1. CUSTODIAN TO ACT AS AGENT: ACCEPTANCE OF MORTGAGE FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage

Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 2.2. RECORDATION OF ASSIGNMENTS. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

         Section 2.3. REVIEW OF MORTGAGE FILES.

                 (a) On or prior to the Closing Date, in accordance with Section
2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                 (b) Within 90 days of the Closing Date,  the Custodian  agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                 (c) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                 (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

         Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

         Section 2.4. CUSTODIAN TO COOPERATE: RELEASE OF MORTGAGE FILES. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a "Request for Release") confirming that the purchase price therefore has been deposited in the Custodial Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

                  Upon the Custodian's receipt of a Request for Release substantially in the form of Exhibit H to the Pooling and Servicing Agreement signed by a Servicing Officer of the Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy, the Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Servicer, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Servicer. The Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  At any time that the Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Servicer.

         Section 2.5. ASSUMPTION AGREEMENTS. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

         Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Seller or the Servicer or otherwise released from the possession of the Custodian.

         Section 3.2. RESERVED.

         Section 3.3. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section 3.4. SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

         Section 3.5. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.

                  Any successor Custodian shall (a) be a depository institution or trust company subject to supervision by federal or state authority, (b) have a combined capital and surplus of at least $10,000,000, (c) be qualified to do business in any jurisdiction in which it holds a Custodian's Mortgage File and
(d) be qualified to act as a custodian for Fannie Mae, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor
Custodian. The Trustee shall give prompt notice to the Depositor and the Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Servicer.

         Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

         Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

         Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                      JPMORGAN CHASE BANK., as Trustee

4 New York Plaza, 6th Floor
New York, New York 10004                      By:_______________________________
Attention:                                    Name:
Telecopy:                                     Title:
Confirmation:

Address:                                      NOMURA ASSET ACCEPTANCE
                                              CORPORATION, as Depositor

2 World Financial Center, Building B
New York, New York 10281                      By:_______________________________
                                              Name:
                                              Title:


Address:                                      NOMURA CREDIT & CAPITAL, INC., as
                                              Seller

2 World Financial Center, Building B
New York, New York 10281                      By:_______________________________
                                              Name:
                                              Title:

                                              US BANK, NATIONAL ASSOCIATION, as
Address:                                      Custodian

                                              By:_______________________________
1111 Fannin St., 12th Floor                   Name:
Houston, Texas  77002                         Title:


STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                  On the ______ day of April 2003 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of JPMorgan Chase Bank, a New York State banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                          Notary Public

[SEAL]

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                  On the ______ day of April 2003 before me, a notary public in and for said State, personally appeared ________________, known to me to be a _____________ of Nomura Asset Acceptance Corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                  ------------------------------
                                                          Notary Public


[Notarial Seal]

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                  On the ______ day of April 2003 before me, a notary public in and for said State, personally appeared ________________, known to me to be a __________________ of Nomura Credit & Capital, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                  On the ______ day of April 2003 before me, a notary public in and for said State, personally appeared ____________, known to me to be a of US Bank, National Association, one of the national associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                  ------------------------------
                                                          Notary Public


[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                     April 29, 2003


JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York  10281

Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1

               Re: Custodial Agreement, dated as of April 29, 2003, by and among Option One Mortgage Corporation, JPMorgan
                     Chase Bank, Nomura Asset Acceptance Corporation and Nomura Credit & Capital, Inc., relating to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2003-A1
                     -----------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              US BANK, NATIONAL ASSOCIATION


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                        [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York  10281

Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1

               Re: Custodial Agreement, dated as of April 29, 2003, by and among Option One Mortgage Corporation, JPMorgan
                     Chase Bank, Nomura Asset Acceptance Corporation and Nomura Credit & Capital, Inc., relating to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2003-A1
                     -----------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              US BANK, NATIONAL ASSOCIATION


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                      [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York  10281

Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A1

               Re: Custodial Agreement, dated as of April 29, 2003, by and among Option One Mortgage Corporation, JPMorgan
                     Chase Bank, Nomura Asset Acceptance Corporation and Nomura Credit & Capital, Inc., relating to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2003-A1
                     -----------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

         (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation, Mortgage Pass Through Certificates, Series 2003-A1" and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee,

         (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if permitted by Section 2 of the Custodial Agreement, shall be in recordable form),

         (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2003-A1" which shall have been recorded (or if permitted by Section 2 of the Custodial Agreement, shall be in recordable form);

         (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon,

         (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property; and

                  (vi)   originals  or  copies  of  all  available   assumption,
                  modification or substitution agreements, if any.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              US BANK, NATIONAL ASSOCIATION



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                                       EXHIBIT L

                     FORM OF CERTIFICATION TO BE PROVIDED TO

                  THE DEPOSITOR AND THE TRUSTEE BY THE SERVICER

                  Re: Pooling and Servicing Agreement, dated as of April 1,
                      2003, (the "Pooling and Servicing Agreement"), among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, Option One Mortgage Corporation, as Servicer and JP Morgan Chase Bank, as trustee, issuing Mortgage-Pass Through Certificates, series 2003-A1

                  I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will reply upon this certification, that:

                  1. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement. Based upon my knowledge, the annual statement of compliance delivered by the Servicer under the Pooling and Servicing Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statement was made, not misleading; and

                  2. Based upon my knowledge, all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.

Date:
      ------------------------

------------------------------
[Signature]
[Title]

                                                                       EXHIBIT M

                     FORM OF CERTIFICATION TO BE PROVIDED TO
                          THE DEPOSITOR BY THE TRUSTEE

[DEPOSITOR/ISSUER NAME]

                  Re: Nomura Asset Acceptance Corporation Mortgage Pass-Through
                      Certificates, Series 2003-A1

                  Reference is made to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura
Credit  &  Capital,  Inc.,  as  seller  (the  "Seller"),   Option  One  Mortgage
Corporation, as servicer (the "Servicer"), and JPMorgan Chase Bank as trustee (the "Trustee"). The Trustee, hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

         (ii) Based solely upon the information provided to us by the Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

         (iii) Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

                                              JPMorgan Chase Bank, as Trustee
Date:

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



                                      M-1